Exhibit 2.4
EXECUTION COPY
BSkyB Finance UK plc
Issuer
British Sky Broadcasting Group plc
British Sky Broadcasting Limited
Sky Subscribers Services Limited
Initial Guarantors
The Bank of New York
Trustee

Indenture

Dated as of October 20, 2005

$750,000,000 5.625% Senior Unsecured Notes due 2015
$350,000,000 6.500% Senior Unsecured Notes due 2035
£400,000,000 5.750% Senior Unsecured Notes due 2017

BSkyB Finance UK plc
British Sky Broadcasting Group plc
British Sky Broadcasting Limited
Sky Subscribers Services Limited
Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
6.10
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.01
7.02
(b)	7.02
(c)	7.02
§ 313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
§ 314(a)	7.04
(a)(4)	1.01
10.05
(b)	Not Applicable
(c)(1)	10.02
(c)(2)	10.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.02
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
§ 316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04
(a)(2)	5.04
(b)	10.03

Trust Indenture Act Section	Indenture Section
§ 318(a)	10.07

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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TABLE OF CONTENTS
ARTICLE 1
Definitions and Other Provisions of General Application
ARTICLE 2
Security Forms
ARTICLE 3
The Securities

3

ARTICLE 4
Satisfaction and Discharge

Section 4.01. Satisfaction and Discharge of Indenture	61
Section 4.02. Application of Trust Money	62
ARTICLE 5
Remedies
ARTICLE 6
The Trustee

4

Section 6.11. Acceptance of Appointment by Successor	77
Section 6.12. Merger, Conversion, Consolidation or Succession to Business	78
Section 6.13. Preferential Collection of Claims Against Issuer or Guarantors	78
Section 6.14. Appointment of Authenticating Agent	78
ARTICLE 7
Holders’ Lists and Reports by Trustee, Issuer and Guarantors

Section 7.01. Issuer and Guarantors to Furnish Trustee Names and Addresses of Holders	80
Section 7.02. Preservation of Information; Communications to Holders	80
Section 7.03. Reports by Trustee	81
Section 7.04. Reports by Issuer and Guarantors, Statement by Officers as to Default and Compliance	81
ARTICLE 8
Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01. Issuer or Guarantors May Consolidate, etc., Only on Certain Terms	82
Section 8.02. Successor Substituted	83
Section 8.03. Successor Issuer	83
ARTICLE 9
Supplemental Indentures
ARTICLE 10
Covenants

5

ARTICLE 11
Defeasance and Covenant Defeasance
ARTICLE 12
Redemption; Offer To Purchase

Section 12.01. Optional Redemption Other than for Taxation Reasons	95
Section 12.02. Method and Effect of Redemption	95
ARTICLE 13
Miscellaneous Provisions

Section 13.01. No Personal Liability	97
Section 13.02. Additional Securities	97
Section 13.03. Payments for Consents	97

6

     INDENTURE, dated as of October 20, 2005 among BSkyB Finance UK plc, a public limited company duly incorporated and existing under the laws of England and Wales (herein called the “Issuer”) having its principal office at Grant Way, Isleworth, Middlesex TW7 5QD, England, British Sky Broadcasting Group plc, a public limited company duly incorporated and existing under the laws of England and Wales (herein called “BSkyB Group”), having its principal office at Grant Way, Isleworth, Middlesex TW7 5QD, England, British Sky Broadcasting Limited, a private limited company duly incorporated and existing under the laws of England and Wales (herein called “BSkyB Limited”), having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England and Sky Subscribers Services Limited, a private limited company duly incorporated and existing under the laws of England and Wales (herein called “Sky Subscribers”, each of BSkyB Group, BSkyB Limited and Sky Subscribers an “Initial Guarantor” and collectively the “Initial Guarantors”), having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England and The Bank of New York as Trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
     The Issuer has duly authorized the creation of an issue of each of (i) its $750,000,000, aggregate principal amount of 5.625% Senior Unsecured Notes due 2015 (the “5.625% Dollar Securities”), (ii) its $350,000,000, aggregate principal amount of 6.500% Senior Unsecured Notes due 2035 (the “6.500% Dollar Securities” and, together with the 5.625% Dollar Securities, the “Dollar Securities”) and (iii) its £400,000,000 aggregate principal amount of 5.750% Senior Unsecured Notes due 2017 (the “Sterling Securities”) and together with the Dollar Securities, the “Securities” and each, a “Security”), each of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture. The 5.625% Dollar Securities, the 6.500% Dollar Securities and the Sterling Securities are each referred to herein as a “series” of Securities and this Indenture provides for the issuance of each of the 5.625% Dollar Securities, 6.500% Dollar Securities and the Sterling Securities as separate series.
     All things necessary to make the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms, have been done.
RECITALS OF THE GUARANTORS
     The Guarantors desire to make the Guarantees provided for herein.
     All things necessary to make this Indenture a valid agreement of the Guarantors, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS (whether or not such is indicated herein);
     (d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and
     (e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “1996 Bonds” mean the principal amount of 7.30% $300,000,000 Notes due 2006 and $600,000,000 6.875% Notes due 2009 issued pursuant to the indenture dated as of September 15, 1996 among BSkyB Group, as issuer; BSkyB Limited and Sky Subscribers, as initial guarantors; and The Bank of New York as trustee.
     “1999 Bonds” mean the principal amount of £100,000,000 7.75% Notes due 2009 and $650,000,000 8.20% Notes due 2009 issued pursuant to the indenture dated as of July 2, 1999 among BSkyB Group, as issuer; BSkyB Limited and Sky Subscribers, as initial guarantors; and The Bank of New York as trustee.
     “Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 1.04.

     “Additional Amounts” has the meaning specified in Section 2.04.
     “acceding Guarantor” has the meaning specified in Section 2.05.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.
     “Authorized Newspaper” means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each business day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.
     “Bankruptcy Default” means a default of the Issuer or any Guarantor as set forth in Section 5.01(e) or 5.01(f).
     “Board of Directors”, when used with reference to the Issuer or the Guarantors, means either the board of directors of the Issuer or the relevant Guarantor, as the case may be, or any duly authorized committee of such board.
     “Board Resolution”, when used with reference to the Issuer or the Guarantors, means a copy of a resolution certified, in the case of BSkyB Group, by the Company Secretary or an Assistant Secretary of BSkyB Group or, in the case of the Issuer and any other Guarantor, by any Director or the Company Secretary or an Assistant Secretary of the relevant Issuer or Guarantor, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “BSkyB Consolidated Group” is defined as BSkyB Group and its Subsidiaries which are consolidated under IFRS.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, London or in the city where the corporate trust office of the Trustee is located are authorized by law to close.

     “Clearstream, Luxembourg” means Clearstream Banking, Luxembourg, société anonyme (or any successor securities clearing agency).
     “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Controlled Affiliate” is defined as any Affiliate of an entity under circumstances where the entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliate, whether through the ownership of voting securities, by contract, or otherwise.
     “Consolidated Net Tangible Assets”, means the total amount of assets of the BSkyB Consolidated Group including deferred pension costs included within total assets, and deferred tax assets, after deducting therefrom:
(1)	all current liabilities (excluding any Finance Lease Obligation classified as a current liability);

(2)	all goodwill, tradenames, trademarks, patents, unamortized debt discount and financing costs; and

(3)	appropriate adjustments on account of minority interests of other Persons holding shares in any Subsidiary all as set forth in the then most recent consolidated balance sheet of the BSkyB Consolidated Group (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with IFRS.
     “Corporate Trust Office” means the principal corporate trust offices of the Trustee in London, England and in The City of New York at which at any particular time its corporate trust business shall be administered, which offices at the date of initial execution of this Indenture are One Canada Square, London E14 5AL, England, Attention: Corporate Trust Administration and 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.
     “corporation” means a corporation, association, company (with or without limited liability), joint stock company or business trust.
     “Covenant Defeasance” has the meaning specified in Section 11.03.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 3.07.

     “Definitive Security” means a Security issued in definitive form to a Person other than the Depositary in accordance with Section 2.04.
     “Depositary” means the depositary of each Global Security, which initially will be, for the Global Dollar Securities, DTC or a nominee of DTC or, for the Global Sterling Securities, a common depositary for Euroclear and Clearstream, Luxembourg or such other depositary as may be designated with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, and, if at any time there is more than one depositary, “Depositary” as used with respect to the Securities of that series shall mean the Depositary with respect to the relevant Global Securities or Securities of that series.
     “DTC” means The Depository Trust Company.
     “Director” means any member of the relevant Board of Directors.
     “Euroclear” means the Euroclear Bank S.A./N.V. (or any successor securities clearing agency).
     “Event of Default” has the meaning specified in Section 5.01.
     “Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time and the rules and regulation promulgated thereunder by the Commission.
     “Finance Lease Obligation” means any indebtedness or other obligation of a Person under a lease treated as a finance lease in accordance with IFRS as amended, superseded or substituted in accordance with IFRS.
     “GAAP” shall mean generally accepted accounting principles of the relevant jurisdiction, including IFRS, as in effect from time to time.
     “Global Dollar Security” means a Security evidencing all or a part of a series of Dollar Securities issued to the Depositary for such series in accordance with Section 2.04.
     “Global Security” a Security evidencing all or part of a series of Securities issued to the Depositary for such series in accordance with Section 2.04.
     “Global Sterling Security” means a Security evidencing all or a part of the Sterling Securities issued to the Depositary for such series in accordance with Section 2.04.

     “Guarantee” means any Guarantee of the Guarantors endorsed on a Security authenticated and delivered pursuant to this Indenture and shall include the Guarantee set forth in Section 2.05.
     “Guarantors” means collectively the Initial Guarantors and any Persons, including successor Persons, who subsequently become Guarantors pursuant to the applicable provisions of this Indenture in each case until and to the extent such Person is released from such obligations as a Guarantor in accordance with the applicable provisions of this Indenture. As used in this Indenture and unless otherwise specified or required by the context, Guarantors refers to each Guarantor.
     “Group Member” means BSkyB Group and its Subsidiaries, excluding, for the avoidance of doubt, any joint venture company in which the Group Members, taken as a whole, have a minority shareholding, or do not have the right to appoint or remove a majority of its board of directors, or do not have sole control of a majority of the voting rights in it.
     “Holder” means the Person in whose name a Security is registered in the Register.
     “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standard Board and as endorsed by the European Commission and applied by BSkyB Group on a consistent basis or any other body of generally accepted accounting principals as may be required to be applied by BSkyB Group in accordance with the rules of any relevant regulatory body, as so applied.
     “Indebtedness” of any Person is defined as, at the relevant date, and without duplication, any obligation for or in respect of: (i) money borrowed or raised (whether or not for a cash consideration and whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof) and premiums (if any) and capitalized interest (if any) in respect thereof; (ii) any debenture, bond, note, loan, stock or similar instrument (whether or not issued or raised for a cash consideration); (iii) liabilities of such Person in respect of any letter of credit (other than in respect of Trade Payables), bankers’ acceptance or note purchase facility or any liability with respect to any recourse receivables purchase, factoring or discounting arrangement; (iv) Finance Lease Obligations (whether in respect of buildings, machinery, equipment or otherwise); (v) any deferred purchase or conditional sale agreement or arrangement or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Finance Lease Obligations), except any such balance which represents a Trade Payable; (vi) net liabilities in respect of any Interest Rate Protection Agreements (but only to the extent that such liabilities are secured by the posting of cash collateral); (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Redeemable Stock of such Person or any warrants, rights or options to acquire such Redeemable Stock valued, in the case of Redeemable Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends; (viii) direct or indirect guarantees of all Indebtedness of other Persons referred to in clauses (i) to (vii) above or legally binding agreements by any Person (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, or (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness, or (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (d) otherwise to assure in a legally binding manner any Person to whom Indebtedness is owed against loss; and (ix) all Indebtedness of the types referred to in clauses (i) to (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on any asset owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The amount of Indebtedness of any Person at any date shall be (without duplication) (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.
     “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Interest Rate Protection Agreements” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.
     “Investment Company Act” means the United States Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time and the rules and regulations promulgated thereunder by the Commission.

     “Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.
     “Issuer Request” or “Issuer Order” means a written request or order signed (i) in the case of the BSkyB Group, in the name of the Issuer by any Director, and by its Group Finance Director, its Company Secretary or an Assistant Secretary (or an attorney in fact of one of those persons), or, (ii) in the case of the Issuer or any Guarantor other than BSkyB Group, in the name of the Issuer or any Guarantor by any Director or the Company Secretary of the relevant Guarantor, in each case delivered to the Trustee.
     “Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge, or other security interest or encumbrance of any kind (including any unconditional agreement to give a security interest).
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Non-Recourse Liabilities” means liabilities of a Special Purpose Subsidiary where such liabilities are not the subject of any guarantee, indemnity or similar assurance from any Group Member other than a Permitted Assurance and, except for recourse in respect of such Permitted Assurance, there is no other recourse for any payment in respect of such liabilities to the assets of any Group Member other than recourse to the shares in such Special Purpose Subsidiary charged as security for such liabilities.
     “Notice of Default” means a written notice of the kind specified in Section 5.01 (c) and (d) and .
     “Officer’s Certificate” means a certificate signed (i) in the case of the BSkyB Group, by any Director, its Company Secretary or an Assistant Secretary (or an attorney in fact of one of those persons) of the BSkyB Group, or, (ii) in the case of the Issuer or any Guarantor other than BSkyB Group, by any Director or the Company Secretary of the Issuer or relevant Guarantor (each an “Officer”), in each case delivered to the Trustee. Provided that any Officer’s Certificate given pursuant to Section 10.05 shall, in addition, be signed by the principal executive, financial or accounting officer of the Issuer or the relevant Guarantor, as the case may be.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or the Guarantors.

     “Outstanding”, when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
     (3) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, or whether a quorum is present at a meeting of Holders of Securities, (A) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (B) the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in clause (B) above, of the amount determined as provided in such clause), and (C) Securities owned by the Issuer, the Guarantors or any other obligor upon the Securities or any Guarantee or any Affiliate of the Issuer, the Guarantors or such other obligor shall be disregarded and deemed not to be Outstanding for purposes of such determination, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for purposes of such determination if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the

Guarantors or any other obligor upon the Securities or any Guarantee or any Affiliate of the Issuer, the Guarantors or such other obligor.
     “Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on any Securities on behalf of the Issuer and which initially shall be the Trustee at its Corporate Trust Office in London, England.
     “Payment Default” means a default of the Issuer or any Guarantor as set forth in Section 5.01(a) or 5.01(b).
     “Permitted Assurance” means any assurance, undertaking or support given by any Group Member provided that the same shall be given by such Group Member (a) other than in respect of a payment obligation or an indemnity in respect thereof or any obligation to comply with any financial ratios or other tests of financial condition; and (b) generally in the ordinary course of its business.
     “Permitted Encumbrance” is defined as any of the following: (i) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to any member of the BSkyB Consolidated Group in the ordinary course of business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price); (ii) Liens arising by operation of law; (iii) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to goods or assets to secure the purchase price thereof; (iv) any Lien with respect to a cash deposit which secures the payment or reimbursement obligation in favor of any financial institution or government in connection with any letter of credit, guarantee or bond, issued by or, as the case may be, granted to any financial institution, or government, in respect of any amount payable by any member of the BSkyB Consolidated Group pursuant to any agreement or arrangement (other than in respect of Indebtedness for borrowed money) entered into by any member of the BSkyB Consolidated Group; (v) any Lien with respect to a cash deposit which is deposited in an account with any financial institution or firm of lawyers or title company to be held in escrow in such account pursuant to any agreement or arrangement (other than in respect of Indebtedness for borrowed money); (vi) any Lien with respect to documents of title to any asset, to the extent arising from the delivery of such asset to any financial institution or firm of lawyers or title company to be held in escrow pursuant to any agreement or arrangement for the purchase or sale of such asset; provided that (A) such agreement or arrangement is not in respect of Indebtedness for borrowed money, (B) such documents of title are held in escrow only pending the satisfaction of conditions precedent to the purchase or sale of such asset and (C) such agreement or arrangement and the related purchase or sale are not otherwise prohibited under this Indenture; (vii) Liens on property or assets and to secure improvements thereto, purchased, constructed or made subject to a Capital Lease Obligation after the date of this Indenture; provided that (A) any such Lien is created solely for the purpose of securing and such Lien is created prior to, at the time of, or within 270 days after the later of, the acquisition, the completion of construction or the commencement of the full operation of such property or assets or improvements thereto, as the case may be, or for the purpose of securing Indebtedness incurred to finance or refinance any Indebtedness previously so secured, (B) the principal amount of Indebtedness secured by such Lien does not exceed 100% of the cost of such acquisition, completion of construction, commencement of full operations of such property or assets or improvements thereto, and (C) such Lien does not extend to or cover any other property other than such item or property or any such improvements on such item, assets or property; (viii) in the case of a corporation, partnership, joint venture, trust, or other similar business entity becoming a member of the BSkyB Consolidated Group or assets acquired (other than assets acquired from another member of the BSkyB Consolidated Group) after the date of the Indenture, any Lien with respect to such assets or the assets of such corporation at the time such assets were acquired or such corporation became a member of the BSkyB Consolidated Group, as the case may be; provided that such Lien is not created in contemplation of, or in connection with, the acquisition of such assets or such corporation becoming a member of the BSkyB Consolidated Group; (ix) Liens to secure performance bonds and other obligations incurred in the ordinary course of business; (x) any Lien with respect to any asset (including, without limitation, securities, documents of title and source codes), to the extent arising from the delivery of such asset to any financial institution, firm of lawyers, title company or other entity which holds assets in escrow or custody, to be held in escrow pursuant to any agreement or arrangement granted in the ordinary course of business; (xi) statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens arising in the ordinary course of business (xii) Liens with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reverse or other appropriate provision has been made, (xiii) Liens for taxes or assessments or other governmental charges or levies not yet due or payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other provision, if any, as shall be required in accordance with IFRS shall have been made, (xiv) any Lien granted by any member of the BSkyB Consolidated Group to any other member of the BSkyB Consolidated Group (other than a Lien granted by the Issuer or any Guarantor in favor of a Subsidiary that is not a Guarantor); provided that any Lien granted by the Issuer or a Guarantor in favor of a Guarantor is released prior to the Guarantor being released as a Guarantor in accordance with the terms of this Indenture; (xv) bankers’ liens or rights of set off arising by way of contract in the ordinary course of commercial banking transactions; (xvi) Liens existing on the date of this Indenture and any extensions, renewals, substitutions or refunding thereof (so long as there is no increase in principal amount thereby secured, plus costs and expenses associated with incurring such refinancing Indebtedness, or material change to the nature of the Indebtedness thereby secured); (xvii) Liens permitted to finance receivables (including pursuant to a receivables sales agreement) arising in the ordinary course of business not to exceed 90% of the amount of the receivables so financed, provided that Indebtedness incurred in connection therewith is permitted under this Indenture; (xviii) Liens by any member of the BSkyB Consolidated Group over assets, the aggregate value of which does not exceed the greater of (A) £300,000,000 and (B) 35% of Consolidated Net Tangible Assets less the value (without double-counting) of all assets, loans, disposals and Liens that form part of Permitted Securitizations, provided that for these purposes the value of an asset shall be determined as at the time of the creation of the Lien or the occurrence of any relevant permitted securitization; (xix) any extension, renewal, substitution or refunding of any Liens referred to in clauses (xvi) through (xviii) above, provided that the renewal, substitution, extension or refunding is limited to all or part of the property securing the original Lien.
     “Permitted Securitization” means, without prejudice to the ability of BSkyB Consolidated Group otherwise to effect any securitisation in accordance with the provisions of this Indenture, a securitisation or securitisations of assets by BSkyB Group or a Subsidiary provided that the aggregate value (without double-counting) of: (i) all assets of the BSkyB Consolidated Group which are subject to such securitisation or securitisations; (ii) all loans of cash or assets made pursuant to such securitisation or securitisations; (iii) all disposals made pursuant to such securitisation or securitisations (but excluding Permitted Securitization Liens); (iv) all Liens granted pursuant to such securitisation or securitisations; and (v) all assets encumbered pursuant to Section 10.08; shall not, in any event, exceed the greater of (A) £300,000,000 and (B) 35% of Consolidated Net Tangible Assets.
     “Permitted Securitization Liens” means (i) retention of title arrangements in contracts entered into in the ordinary course of trading, (ii) liens arising in the ordinary course of trading by operation of law, (iii) contractual set-off or netting arrangements with a clearing bank in the United Kingdom in respect of overdraft facilities made available to any Group Member, and entered into for the netting of BSkyB Consolidated Group credit and debit balances maintained with that bank, contractual set-off or netting arrangements entered into with a financial institution in respect of multiple hedging transactions with such financial institution, (iv) liens or pledges created or subsisting in the ordinary course of trading over documents of title, insurance policies or sale contracts in relation to goods or assets supplied, to secure the purchase price of such goods or assets and (v) deposits or escrow arrangements in the ordinary course of trading in connection with the acquisition of any goods or assets or the financing of any such acquisition or to secure performance bonds.

     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable and where Securities may be surrendered for registration of transfer, which initially shall be the Corporate Trust Office.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Redeemable Stock” is defined as any equity security that by its terms or otherwise is required to be redeemed prior to the maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to maturity of the Securities.
     “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Register”, “Registrar” and “Record” have the respective meanings specified in Section 3.05.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means October 1 (whether or not a Business Day), for interest payable on the Sterling Securities and October 1 and April 1 (whether or not a Business Day), as the case may be, for interest payable on the Dollar Securities.
     “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Regulation S Certificate” means a certificate substantially in the form set forth in Annex A.
     “Regulation S Global Dollar Security” means a Regulation S Global Security that is a Dollar Security.

     “Regulation S Global Security” means a Global Security evidencing Securities distributed in reliance on Regulation S.
     “Regulation S Definitive Security” means a Definitive Security evidencing Securities distributed in reliance on Regulation S.
     “Regulation S Global Sterling Security” means a Regulation S Global Security that is a Sterling Security.
     “Regulation S Legend” means a legend substantially in the form of the legend required in the forms of face of Security set forth in Section 2.02 (in respect of a Regulation S Global Security) and Section 2.03 (in respect of a Regulation S Definitive Security) prior to the expiration of the Restricted Period.
     “Regulation S Securities” means all Securities required pursuant to Section 3.05 to bear a Regulation S Legend. Such term includes a Regulation S Global Security.
     “Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.
     “Restricted Global Dollar Security” means a Restricted Security that is a Dollar Security.
     “Restricted Global Security” means any Global Security required pursuant to Section 3.05 to bear a Restricted Securities Legend.
     “Restricted Global Sterling Security” means a Restricted Security that is a Sterling Security.
     “Restricted Legend” means a legend substantially in the form of the legend required in the forms of face of Security set forth in Section 2.02 and Section 2.03 (in respect of a Restricted Security).
     “Restricted Period” means the period of 41 consecutive days beginning on and including the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of Securities pursuant to the Purchase Agreement occurs.

     “Restricted Security” means all Securities required pursuant to Section 3.05 to bear a Restricted Securities Legend. Such term includes a Restricted Global Security.
     “Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.
     “Restricted Securities Legend” means a legend substantially in the form of the legend required in the forms of face of Securities set forth in Section 2.02 and Section 2.03 to be placed upon a Restricted Security.
     “Revolving Credit Facility” means the £1,000,000,000 Revolving Credit Facilities for BSkyB Group, guaranteed by certain subsidiaries of BSkyB Group and arranged by Barclays Capital, Citigroup Global Markets Limited, Deutsche Bank AG London, J.P. Morgan PLC and The Royal Bank of Scotland PLC, dated as of November 3, 2004, as amended, supplemented or otherwise modified from time to time by the parties thereto, or any refinancing, refunding, renewal or substitution thereof.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
     “Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time and the rules and regulations promulgated thereunder by the Commission.
     “Special Purpose Subsidiary” means a Group Member (which is not the Issuer or a Guarantor) whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of particular assets whether directly or indirectly and whose only liabilities are Non-Recourse Liabilities.
     “Special Record Date” for the payment of any Defaulted Interest on the Securities of a series means a date fixed by the Trustee pursuant to Section 3.07.
     “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” means a subsidiary of BSkyB Group within the meaning of section 736 Companies Act 1985.

     “Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Trade Payables” of any Person is defined as accounts payable or any other indebtedness or monetary obligations to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.
     “Trust Indenture Act” means the United States Trust Indenture Act of 1939, and the rules promulgated by the Commission thereunder, each as in force at the date as of which this instrument was executed; provided, however, that in the event that either the Trust Indenture Act of 1939 or the related rules of the Commission are amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 or such Commission rules, as the case may be, as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
     “U.K.” or “UK” shall mean the United Kingdom.
     “U.K. Government Obligations” has the meaning specified in Section 11.04.
     “U.S.” or “US” shall mean the United States of America (including the States and the District of Columbia), and its territories and possessions.
     “U.S. Government Obligation” has the meaning specified in Section 11.04.
     Section 1.02. Compliance Certificates and Opinions.
     Upon any application or request by the Issuer or the Guarantors to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Issuer or the Guarantors shall furnish to the Trustee such certificates and opinions as may be required under this Indenture or pursuant to the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer or the Guarantors, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement on behalf of the Issuer or Guarantor, as the case may be, that, in the opinion of each such individual (to the extent he or she is an Officer acting in his or her capacity of Officer), he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual (to the extent he or she is an Officer acting in his or her capacity of Officer), such condition or covenant has been complied with.
     To the fullest extent permitted by applicable law, no Officer of the Issuer or any Guarantor shall have any personal liability in respect of any certificate or opinion so provided.
     Section 1.03. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Issuer or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Guarantors stating that the information with respect to such factual matters is in the possession of the Issuer or the

Guarantors, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities may be embodied in and evidenced by (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing, (2) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of this Section 1.04 or (3) a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and record (and the action, embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments and so voting at such meeting. The Issuer, the Guarantors and the Trustee may assume that any Act of a Holder has not been modified or revoked unless written notice to the contrary is received prior to the time that the action to which such Act relates has become effective. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee, the Issuer and the Guarantors if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in this Section 1.04.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate of affidavit shall also constitute sufficient proof of his or her authority.

     (c) The principal amount and serial numbers of Securities held by any person, and the date of his or her holding the same, shall be proved by the Register.
     (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.
     (e) If the Issuer or the Guarantors shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or the Guarantors may at their option, by or pursuant to a Board Resolution fix in advance a record date for the determination of the Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer or the Guarantors shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
     Section 1.05. Notices, etc., to Trustee, Issuer and Guarantors.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (a) the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished, filed or mailed first class postage prepaid in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; and
     (b) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, in the case of the Issuer, first class postage prepaid and addressed to it at the address of its principal office specified in the first paragraph of this instrument to the attention of the Company Secretary or at any other address previously furnished in writing to the Trustee by the Issuer and, in the case of a Guarantor, first class postage prepaid and addressed to its registered office specified in the first paragraph of this instrument to the attention of the Company Secretary, or at such other registered address previously furnished in writing to the Trustee by the respective Guarantor.
     Section 1.06. Notice to Holders; Waiver.
     Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Register (or, as to any Global Security registered in the name of a nominee or custodian for a Depositary, as agreed by the Issuer, the Trustee and the Depositary), not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.
     Such notices shall be deemed to have been given on the date of such mailing. Neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of first class mail service or by reason of any other cause it shall be impracticable to give such other notice by first class mail, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice having been duly given as provided herein. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 1.07. Language of Notices, etc.
     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
     Section 1.08. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 1.09. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.10. Successors and Assigns.
     All covenants and agreements in this Indenture by the Issuer or the Guarantors shall bind its successors and assigns, whether so expressed or not.
     Section 1.11. Separability Clause.
     In case any provision in this Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.12. Benefits of Indenture.
     Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.13. Governing Law.
     THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     Section 1.14. Saturdays, Sundays and Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made on such date, but (a) in the case of Dollar Notes, may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity; provided that no interest shall accrue on such amounts that were due for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, so long as the payment is made on such next Business Day and (b) in the case of the Sterling Notes, the payment shall be made on the preceding Business Day.
     Section 1.15. Appointment of Agent for Service.

     By the execution and delivery of this Indenture, each of the Issuer and each Guarantor hereby appoints CT Corporation System as its agent upon which process may be served in any legal action or proceeding which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, arising out of or relating to the Securities, the Guarantees or this Indenture, but for that purpose only. Service of process upon such agent at the office of such agent at 111 Eighth Avenue, 13th Floor, New York, NY 10011 or such other address in the Borough of Manhattan, The City of New York as such agent shall notify the Trustee in writing, and written notice of said service to the Issuer and the Guarantors by the Person serving the same addressed as provided for by Section 1.05, shall be deemed in every respect effective service of process upon the Issuer and the Guarantors in any such legal action or proceeding, and each of the Issuer and the Guarantors hereby irrevocably submits to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so instituted. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by the Issuer and the Guarantors and such successor’s acceptance of such appointment. Each of the Issuer and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.
     Section 1.16. Counterparts.
     This Indenture may be simultaneously executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
     Section 1.17. Effect Of Headings and Table Of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
ARTICLE 2
Security Forms
     Section 2.01. Forms and Terms of the Securities. (a) The Securities of each series shall be issued in registered form without interest coupons, substantially in the forms as set forth in this Article, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as may be required to comply with applicable law or the rules of any securities exchange or Depositary therefor, to conform to general usage, all as may be determined by the officers of the Issuer executing such

Security, as evidenced by their execution of such Security. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof. The Securities of each series will initially be issued in the form of one or more Global Securities.
     (b) The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (c) The Security issued in global form shall be substantially in the forms as set forth in this Article and the Schedule of Increases/Decreases of Interests in the Global Security. Each Global Security shall represent such amount of Outstanding Securities of a series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities represented thereby shall be made by the Trustee or the Depositary, at the direction of the Trustee.
     (d) The Notes issued in definitive form shall be substantially in the forms as set forth in this Article without the Schedule of Increases/Decreases of Interests in the Global Security). Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Issuer, as evidenced by its execution of such Securities. Notwithstanding anything to the contrary in Section 2.01, Definitive Securities issued in exchange for beneficial interests in Global Securities pursuant to Section 3.05 may be issued in the same denominations as such beneficial interests.
     (e) The Guarantees by the Guarantors to be endorsed on the Securities of each series shall be substantially in the form set forth in Section 2.05 with such appropriate insertions, omissions, substitutions and other corrections as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the directors or officers delivering such Guarantees, all as evidenced by such delivery.

     Section 2.02. Form of Face of Global Security.
     [Legend if the Security is a Restricted Security:
     NEITHER THIS SECURITY, ANY BENEFICIAL INTEREST HEREIN, NOR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS SECURITY, ANY BENEFICIAL INTEREST HEREIN, NOR THE GUARANTEE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO BRITISH SKY BROADCASTING GROUP PLC OR A DIRECT OR INDIRECT SUBSIDIARY OF BRITISH SKY BROADCASTING GROUP PLC; (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS SECURITY OTHERWISE THAN AS SET FORTH ABOVE, THE ISSUER OR THE GUARANTORS OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN CLAUSE (4) ABOVE) AND, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.
     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS SECURITY OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]

     [Legend if the Security is a Regulation S Global Security:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]
     [Legend if Security is a Dollar Global Security:
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR IS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE GUARANTORS, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 3.05 OF THE INDENTURE.]
     [Legend if Security is a Sterling Global Security:

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR BANK S.A./N.V. AND CLEARSTREAM BANKING, LUXEMBOURG, S.A., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME EUROCLEAR BANK S.A./N.V. AND CLEARSTREAM BANKING, LUXEMBOURG, S.A., OR A NOMINEE THEREOF, WHICH MAY BE TREATED BY THE ISSUER, THE GUARANTORS, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN EUROCLEAR BANK S.A./N.V. AND CLEARSTREAM BANKING, LUXEMBOURG, S.A. OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 3.05 OF THE INDENTURE.]
BSkyB Finance UK PLC
[If a Dollar Security, then insert 5.625% if relating to 5.625% Dollar Securities or
6.500% if relating to 6.500% Dollar Securities]
[If a Sterling Security, then insert: 5.750%]
SENIOR UNSECURED NOTES DUE
[If a Dollar Security, then insert 2015, if relating to the 5.625% Dollar Securities or
2035, If relating to the 6.500% Dollar Securities] [If a Sterling Security, then insert 2017,]
PAYMENT OF PRINCIPAL
AND INTEREST INITIALLY GUARANTEED BY
BRITISH SKY BROADCASTING LIMITED
BRITISH SKY BROADCASTING GROUP PLC AND
SKY SUBSCRIBERS SERVICES LIMITED
CUSIP No. ______

Common Code No. ___
ISIN No. ___
[•] or registered assigns

No. ___	[£•] [$•]
     BSkyB Finance UK plc, a public limited company duly incorporated in England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay •, or registered assigns the principal sum indicated on Schedule A hereof on [If a Dollar Security, then insert: October 15, 2015, if relating to the 5.625% Dollar Securities or October 15, 2035, if relating to the 6.500% Dollar Securities] [If a Sterling Security, then insert October 20, 2017], and to pay interest thereon from October 20, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [If a Dollar Security, insert: semi annually on April 15 and October 15 in each year, commencing April 15, 2006,] [If a Sterling Security, then insert: annually on October 20 in each year, commencing October 20, 2006]], at the rate of [If a Dollar Security, then insert: 5.625% if relating to the 5.625% Dollar Securities or 6.500%, if relating to the 6.500% Dollar Securities] [If a Sterling Security, then insert: [•]%] [If a Sterling Security, then insert 5.750%] per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [if a Dollar Security, then insert: 5.625% if relating to the 5.625% Dollar Securities or 6.500%, if relating to the 6.500% Dollar Securities][insert 5.750% if relating to the Sterling Securities] per annum on any overdue principal and premium and on any overdue installment of interest until paid.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be [If a Dollar Security, insert: April 1 or October 1][If a Sterling Security, insert October 1] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. [If a Dollar Security, insert: If any payment is due on a day that is not a Business Day, then the payment shall be made on the next succeeding Business Day] [If a Sterling Security, insert: If any payment is due on a day that is not a Business Day, then payment shall be made on the preceding Business Day.] Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     [If a Dollar Security insert: Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months] [If a Sterling Security insert: Interest on this Security will be computed on the basis of a year of 365 days (or 366 days in the case of a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).]] [In the case of a Sterling Security, insert: (subject to change in the event of redenomination.)]
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee in London, England maintained for such purposes, in such coin or currency of the [If a Dollar Security, then insert: United States of America] [If a Sterling Security, then insert: United Kingdom] as at the time of payment is legal tender for payment of public and private debts.
     [If a Sterling Security, then insert: The Issuer (unless otherwise required by applicable law) may, on giving at least 30 days’ prior notice to the holders of Sterling Securities, Euroclear Bank S.A./N.V. (“Euroclear”), Clearstream Banking, Luxembourg S.A. (“Clearstream Luxembourg”), the Trustee and the Paying Agents, designate a Redenomination Date, falling on or after the date on which Sterling participates in the final stage of European Economic and Monetary Union (“Stage III”) pursuant to the Treaty on European Union (the “Treaty”) or otherwise participates in European Economic and Monetary Union in a manner with an effect similar to such third stage
     With effect from the Redenomination Date:
     (a) The Sterling Securities shall be deemed to be redenominated in euro 0.01 with a principal amount for each Security equal to the principal amount of that Security in Sterling, converted into euro at the rate for conversion of Sterling into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations) provided, that, if the Issuer determines, with the agreement of the Trustee, that the then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the holders of the Sterling Securities, the London Stock Exchange and the Paying Agents of such amendments.
     (b) If Definitive Sterling Securities are required to be issued, they shall be issued at the expense of the Issuer in minimum denominations of euro 50,000 or such higher minimum amount as shall be determined by the Issuer.

     (c) All payments in respect of the Sterling Securities (other than, unless the Redenomination Date is on or after such date as the Sterling ceases to be a sub division of Euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro.
     (d) Following redenomination of the Sterling Securities, the amount of interest due in respect of Global Sterling Securities will be calculated by reference to the aggregate principal amount of such Global Sterling Securities and the amount of such payment shall be rounded down to the nearest euro 0.01.
     (e) If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed fall in a leap year, the sum of (A) the number of those days falling in a leap year divided by 366 and (B) the number of those days falling a non-leap year divided by 365).]
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     This Global Security is one of [If a Sterling Note or a 6.500% Dollar Note, insert: two] [If a 5.625% Dollar Note, insert: four] Global Securities in a series denominated the [insert name of applicable series] which series was initially issued in a aggregate principal amount of [insert applicable aggregate amount].
     To the fullest extent permitted by applicable law, no director, officer, employee, incorporator, member or shareholder of the Issuer or any Guarantor, as such will have any liability for any obligations of the Issuer or such Guarantor under the Securities, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.
     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

BSkyB Finance UK plc
By:
Name:
Title:

Attest:
By:
Name:
Title:

     Section 2.03. Form of Face of Definitive Security.
     [Legend if the Security is a Restricted Security:
     NEITHER THIS SECURITY, ANY BENEFICIAL INTEREST HEREIN, NOR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS SECURITY, ANY BENEFICIAL INTEREST HEREIN, NOR THE GUARANTEE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO BRITISH SKY BROADCASTING GROUP PLC OR A DIRECT OR INDIRECT SUBSIDIARY OF BRITISH SKY BROADCASTING GROUP PLC; (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS SECURITY OTHERWISE THAN AS SET FORTH ABOVE, THE ISSUER OR THE GUARANTORS OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN CLAUSE (4) ABOVE) AND, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS SECURITY OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]
     [Legend if the Security is a Regulation S Security during the Restricted Period:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

BSkyB FINANCE UK PLC
[If a Dollar Security, then insert 5.625%, if relating to 5.625% Dollar Securities or
6.500%, if relating to 6.500% Dollar Securities] [ If a Sterling Security, then insert: 5.750%]
SENIOR UNSECURED NOTES DUE
[If a Dollar Security, then insert 2015, if relating to 5.625% Dollar Securities or
2035, if relating to 6.500% Dollar Securities] [ If a Sterling Security, then insert: 2017]
PAYMENT OF PRINCIPAL
AND INTEREST INITIALLY GUARANTEED BY
BRITISH SKY BROADCASTING LIMITED
BRITISH SKY BROADCASTING GROUP PLC AND
SKY SUBSCRIBERS SERVICES LIMITED
CUSIP No. ___
Common Code No. ___
ISIN No. ___

No. ___	[£•] [$•]
     BSkyB Finance UK plc, a public limited company duly incorporated in England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to •, or registered assigns the principal sum the principal sum of [if a Dollar Security insert $[•]] [if a Sterling Security insert £[•]] on [If a Dollar Security, then insert: October 15, 2015, if relating to the 5.625% Dollar Securities or October 15, 2035, if relating to the 6.500% Dollar Securities] [If a Sterling Security, then insert October 20, 2017], and to pay interest thereon from October 20, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [If a Dollar Security, insert: semi annually on April 15 and October 15 in each year, commencing April 15, 2006,] [If a Sterling Security, then insert: annually on October 20 in each year, commencing October 20, 2006]], at the rate of [If a Dollar Security, then insert: 5.625% if relating to the 5.625% Dollar Securities or 6.500%, if relating to the 6.500% Dollar Securities] [If a Sterling Security, then insert: 5.750%] per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [if a Dollar Security, then insert: 5.625% if relating to the 5.625% Dollar Securities or 6.500%, if relating to the 6.500% Dollar Securities][insert 5.750% if relating to the Sterling Securities] per annum on any overdue principal and premium and on any overdue installment of interest until paid.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be [If a Dollar Security, insert: April 1 or October 1][If a Sterling Security, insert October 1] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. [If a Dollar Security, insert: If any payment is due on a day that is not a Business Day, then the payment shall be made on the next succeeding Business Day] [If a Sterling Security, insert: If any payment is due on a day that is not a Business Day, then payment shall be made on the preceding Business Day]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     [If a Dollar Security insert: Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months] [If a Sterling Security insert: Interest on this Security will be computed on the basis of a year of 365 days (or 366 days in the case of a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).]] [In the case of a Sterling Security, insert: (subject to change in the event of redenomination.)]
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee in London, England maintained for such purposes (against surrender of this Definitive Security, in the case of a payment of principal), in such coin or currency of the [If a Dollar Security, then insert: United States of America] [If a Sterling Security, then insert: United Kingdom] as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed first class postage prepaid to the address of the Person entitled thereto as such address shall appear in the Register.
     [If a Sterling Security, then insert: The Issuer (unless otherwise required by applicable law) may, on giving at least 30 days’ prior notice to the holders of Sterling Securities, Euroclear Bank S.A./N.V. (“Euroclear”), Clearstream Banking, Luxembourg S.A. (“Clearstream Luxembourg”), the Trustee and the

Paying Agents, designate a Redenomination Date, falling on or after the date on which Sterling participates in the final stage of European Economic and Monetary Union (“Stage III”) pursuant to the Treaty on European Union (the “Treaty”) or otherwise participates in European Economic and Monetary Union in a manner with an effect similar to such third stage
     With effect from the Redenomination Date:
     (a) The Sterling Securities shall be deemed to be redenominated in euro 0.01 with a principal amount for each Security equal to the principal amount of that Security in Sterling, converted into euro at the rate for conversion of Sterling into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations) provided, that, if the Issuer determines, with the agreement of the Trustee, that the then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the holders of the Sterling Securities, the Luxembourg Stock Exchange and the Paying Agents of such amendments.
     (b) If Definitive Sterling Securities are required to be issued, they shall be issued at the expense of the issuer in minimum denominations of euro [50,000] or such higher minimum amount as shall be determined by the Issuer.
     (c) All payments in respect of the Sterling Securities (other than, unless the Redenomination Date is on or after such date as the Sterling ceases to be a sub division of the Euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro.
     (d) Following redenomination of the Sterling Securities, the amount of interest due in respect Global Sterling Securities will be calculated by reference to the aggregate principal amount of such Global Sterling Securities and the amount of such payment shall be rounded down to the nearest euro 0.01.
     (e) If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed fall in a leap year, the sum of (A) the number of those days falling in a leap year divided by 366 and (B) the number of those days falling a non-leap year divided by 365).]
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     This Global Security is one of [If a Sterling Note or a 6.500% Dollar Note, insert: two] [If a 5.625% Dollar Note, insert: four] Global Securities in a series denominated the [insert name of applicable series] which series was initially issued in a aggregate principal amount of [insert applicable aggregate amount].
     To the fullest extent permitted by applicable law, no director, officer, employee, incorporator, member or shareholder of the Issuer or any Guarantor, as such will have any liability for any obligations of the Issuer or such Guarantor under the Securities, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.
     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through and Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

BSkyB Finance UK plc
By:
Name:
Title:

Attest:
By:
Name:
Title:

     Section 2.04. Form of Reverse of Security.
     This Security is one of a duly authorized issue of the Issuer designated as its [If a Dollar Security, then insert: 5.625%, if relating to 5.625% Dollar Securities or 6.500%, if relating to 6.500% Dollar Securities] [ If a Sterling Security, then insert: 5.750%] Notes due [If a Dollar Security, then insert: 2015, if relating to 5.625% Dollar Securities or 2035, if relating to 6.500% Dollar Securities] [ If a Sterling Security, then insert: 2017] (herein called the “Securities”), limited in aggregate principal amount to [If a Dollar Security, then insert: U.S.$750,000,000, if relating to 5.625% Dollar Securities or U.S.$350,000,000, if relating to 6.500% Dollar Securities] [ If a Sterling Security, then insert: £400,000,000], issued and to be issued under an Indenture, dated as of October 20, 2005 (herein called the “Indenture”), between the Issuer, British Sky Broadcasting Group plc, British Sky Broadcasting Limited and Sky Subscribers Services Limited, each a limited company duly existing and organized under the laws of England and Wales (herein collectively the “Initial Guarantors”), and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As used in this Security, “Guarantors” means collectively the Initial Guarantors and any Persons, including successor Persons, who subsequently become Guarantors pursuant to the applicable provisions of this Indenture in each case until and to the extent such Initial Guarantor or other Person is released from such obligations as a Guarantor in accordance with the applicable provisions of this Indenture; and unless otherwise specified or required by the context, Guarantors refers to each Guarantor.
Redemption for Taxation Reasons.
     If as the result of any change in or any amendment to the laws, regulations or published tax rulings of an applicable taxing jurisdiction affecting taxation, or any change in the official application, administration or interpretation of such laws, regulations or published tax rulings either generally or in relation to this series of Securities or the related Guarantees, which change or amendment becomes effective on or after October 14, 2005, the Issuer or any Guarantor (other than a successor Guarantor (as defined below) that is organized or resident for tax purposes under the laws of any jurisdiction other than the jurisdiction in which the Issuer or any Initial Guarantor, as the case may be, is organized and resident for tax purposes):
     (x) would be required to pay any Additional Amounts pursuant to the Indenture or the terms this Security or related Guarantees, as the case may be, in respect of interest on the next succeeding Interest Payment Date (assuming, in the case of a Guarantor, a payment in respect of such interest were required to be made by such Guarantor under its Guarantee on such Interest Payment Date); and
     (y) such obligation cannot be avoided by the Issuer or by such Guarantor taking reasonable measures available to it or them, then, the Issuer may, at its option, redeem all (but not less than all) of the Securities of this series at any time thereafter, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Amounts, if any) to the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or any Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Securities or Guarantees, as the case may be, then due and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect. Prior to publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) an opinion of an independent legal adviser of recognized standing with respect to such matters in the applicable taxing jurisdiction, as selected by the Issuer, to the effect that the Issuer or any Guarantor, as the case may be, would be required to pay Additional Amounts on the next Interest Payment Date in respect of the Securities or Guarantees and (ii) an officers’ certificate to the effect that such obligation cannot be avoided by the Issuer or any Guarantor, as the case may be, taking reasonable measures available to it or them, and the Trustee shall be entitled to accept such opinion and officers’ certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the holders of the Securities and Guarantees.
     If:
     (x) on a date (the “Succession Date”) (i) the Issuer or any Guarantor, as the case may be, shall have consolidated with or merged into, or conveyed or transferred or leased all or substantially all of its properties and assets to any successor Person, (ii) a successor Issuer has been elected and succeeded to, and been substituted for the Issuer under the Indenture or (iii) after October 14, 2005 an entity becomes a Guarantor (a “successor Guarantor”), and the successor Person, successor Issuer or successor Guarantor, as the case may be, is organized or resident for tax purposes under the laws of any jurisdiction other than the jurisdiction in which the Issuer or any Guarantor, as the case may be, is organized and resident for tax purposes (a “Successor’s Taxing Jurisdiction”);
     (y) as the result of any change in or any amendment to the laws, regulations or published tax rulings of such Successor’s Taxing Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to this series of Securities or the related Guarantees, which change or amendment becomes effective on or after the Succession Date, such successor Person, successor Issuer, or successor Guarantor, as the case may be, would be required to pay Additional Amounts pursuant to the Indenture or the terms of these Securities or the Guarantees, in respect of interest on any Securities or a Guarantee on the next succeeding Interest Payment Date; and

     (z) such obligation cannot be avoided by the successor Person, successor Issuer, or successor Guarantor, as the case may be, taking reasonable measures available to it, then, such successor Person, successor Issuer or successor Guarantor, may at its option, redeem all (but not less than all) of the Securities of this series, upon not less than 30 nor more than 60 days’ written notice as provided in the Indenture, at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued interest (including Additional Amounts, if any) to the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the successor Person, successor Issuer, or successor Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Securities or the guarantees, as the case may be, then due, and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the successor Person, successor Issuer, or successor Guarantor, as the case may be, shall deliver to the Trustee (i) an opinion of an independent legal adviser of recognized standing with respect to such matters in the Successor’s Taxing Jurisdiction, as selected by the Issuer, to the effect that such successor Person, successor Issuer, or successor Guarantor, as the case may be, would be required to pay Additional Amounts on the next Interest Payment Date in respect of the Securities or Guarantees and (ii) an officers’ certificate to the effect that such obligation cannot be avoided by the successor Person, successor Issuer, or successor Guarantor, as the case may be, taking reasonable measures available to it, and the Trustee shall be entitled to accept such opinion and officers’ certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the holders of the Securities and Guarantees.
     Notice of redemption will be given by first class mail, postage prepaid, to Holders, not less than 30 nor more than 60 days prior to the date fixed for redemption.
     Optional Redemption Other Than for Taxation Reasons.
     The Issuer will have the right at its option to redeem the Securities of this series in whole or in part, at any time or from time to time prior to their Maturity, on at least 30 days’ but not more than 60 days’ prior notice by first class mail, postage prepaid, to Holders of Securities. On an after the Redemption Date, interest will cease to accrue on the series of Securities or any portion of the series of Securities called for redemption (unless the Issuer defaults in the payment of the Redemption Price and accrued interest). At least one Business Day before the Redemption Date, the Issuer will deposit with the Trustee money sufficient to pay the Redemption Price (unless the Redemption Date shall be an interest payment date) of any accrued interest to the Redemption Date on the series of Securities to be redeemed on such date. If less than all of the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected by the Trustee in accordance with the guidelines of the applicable Depositary.
     [In the case of Dollar Notes insert the following][The Securities of this series may be redeemed at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of this series of Dollar Securities and (2) the sum of the present values of each remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [in the case of the 5.625% Dollar Notes, insert 25 and in the case of the 6.500% Dollar Notes insert 35] basis points, plus in each case accrued interest (including Additional Amounts, if any) on the principal amount of such to, but not including, the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of this series of Dollar Securities to be redeemed that would be utilized, at the time of section and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of this series of Dollar Securities.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.
     “Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and J.P.Morgan Securities Inc. or their affiliates which are primary U.S. government securities dealers and two other leading primary U.S. government securities dealers in New York City reasonably designated by the issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a

“Primary Treasury Dealer”), the issuer will substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.]
     [In the case of Sterling Notes insert the following][The Sterling Securities may be redeemed at a redemption price equal to the greater of (1) the principal amount of the Sterling Securities together with accrued interest (if any) to but excluding the date of redemption and (2) that price (the “Sterling Securities Redemption Price”), expressed as a percentage rounded to three decimal places (0.0005 being rounded upwards), at which the Sterling Securities Gross Redemption Yield, if they were to be purchased at such price on the second dealing day prior to the publication of the notice of redemption, would be equal to the Sterling Securities Gross Redemption Yield on such dealing day of the 4.75% Treasury Stock 2015 or, if such stock is no longer in issue, of such other United Kingdom Government Stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers, shall determine to be appropriate (the “Sterling Securities Reference Stock”) on the basis of the middle market price of the Sterling Securities Reference Stock prevailing at or about 3.00 p.m. (London time) on such dealing day, as determined by Barclays Bank PLC (or such other person(s) as the Trustee may approve) together with accrued interest (if any) but excluding the date of redemption.
     Any reference herein to principal shall, where applicable, be deemed to be a reference to the Sterling Securities Redemption Price. The “Sterling Securities Gross Redemption Yield” and the “Sterling Securities Reference Stock” will be expressed as a percentage and will be calculated on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published 8/6/1998) (as supplemented, amended or replaced from time to time) or on such other basis as the Trustee may approve, together with interest (if any) accrued to but excluding the date of redemption. Notice of redemption will be given by first class mail, postage prepaid, to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption.
     Defeasance.

     The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Security, upon compliance with certain conditions set forth in the Indenture.
     Defaults and Remedies.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     Additional Amounts.
     All payments made by the Issuer under or with respect to this Security will be made free and clear of and without withholding or deduction for or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) (i) in which the Issuer or any successor person, as the case may be, is incorporated or resident (or deemed for tax purposes to be resident) or (ii) in which the Issuer makes payment on this Security (each an “Applicable Taxing Jurisdiction”), unless such taxes are required by the Applicable Taxing Jurisdiction or such subdivision or authority to be withheld or deducted. In that event, the Issuer will pay by way of additional interest on the Securities such additional amounts of, or in respect of, principal and any premium and interest (“Additional Amounts”) as will result (after deduction of such Taxes and any additional Taxes payable in respect of such Additional Amounts) in the payment to each Holder of the amounts which would have been payable in respect of such Security had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of: (i) any Taxes that would not have been imposed or withheld but for the fact that: (a) the Holder or beneficial owner was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Applicable Taxing Jurisdiction or otherwise had some connection with the Applicable Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, the Securities; or (b) the Holder presented (if presentation is required) such Security more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented the Security for payment on the last day within such period of thirty (30) days; (ii) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes; (iii) any Taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal of or any premium or interest on the Security; (iv) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of this Security following the written request of the Issuer, addressed to the Holder (and made at a time which would enable the Holder or beneficial owner acting reasonably to comply with the request) (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, regulation or administrative practice of the Applicable Taxing Jurisdiction as a precondition to exemption from all or part of such Tax; (v) any Tax imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economics and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; (vi) any Taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Security to another paying agent in a member state of the European Union; or (vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi); nor shall Additional Amounts be paid with respect to any payment of principal of or any premium or interest on any such Security to any Holder that is a fiduciary, partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Applicable Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security. In addition, the Issuer any Guarantor (including, for the avoidance of doubt acceding Guarantors) any successor person or any successor Issuer will pay any present or future stamp, issue, registration, court, documentation, excise or property Taxes or other similar Taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Applicable Taxing Jurisdiction in respect of the execution, issue or delivery of this Security or any other document or instrument referred to in the Indenture (other than on or in connection with a transfer of the Securities) and any such Taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Security or the related Guaranties or any other such document or instrument following the occurrence of any Event of Default with respect to Security. The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future Taxes of any jurisdiction in which any successor Person to the Issuer is organized, or any political subdivision or taxing authority or agency thereof or therein. Except as otherwise stated, all references to principal or interest on the Securities shall include any Additional Amounts payable by the Issuer pursuant to this paragraph.
     Modification and Waiver.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities under the

Indenture at any time by the Issuer and the Trustee with the consent of the Holders of 66.66% in aggregate principal amount of the [If Dollar Securities, then insert: either 5.625% Dollar Securities or 6.500% Dollar Securities]] [If Sterling Securities, then insert: Sterling] Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the [If Dollar Securities, then insert: either 5.625% Dollar Securities or 6.500% Dollar Securities]] [If Sterling Securities, then insert: Sterling] Securities at the time Outstanding, on behalf of the Holders of all the [If Dollar Securities, then insert: either 5.625% Dollar Securities or 6.500% Dollar Securities]] [If Sterling Securities, then insert: Sterling] Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     Limitation on Proceedings.
     As provided in and subject to the provisions of the Indenture, no Holder of any Security of this series will have the right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.
     Unconditional Right of Holders.
     No reference herein to the Indenture and no provision of this Security or of the Indenture or the Guarantees shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     Denomination, Transfer and Exchange.

     As provided in the Indenture and subject to certain limitations therein set forth therein, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the Place of Payment and maintained for such purposes (against surrender of this Definitive Registered Security, in the case of a payment of principal), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable in registered form only without coupons in denominations of [If a Dollar Security, then insert: U.S.$2,000 and U.S.$1,000 multiples thereof] [If a Sterling Security, then insert: £50,000 and £1,000 multiples thereof]. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     [If a Global Security insert: This Security is a Global Security and is subject to the provisions of the Indenture relating to the Global Securities, including the limitations of Section 3.05 thereof on transfers and exchanges of Global Securities.]
     Governing Law.
     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.
     [Insert Form of Guarantee from Indenture.]
     [Attach the following Schedule A in the case of a Global Security:]

SCHEDULE A
SCHEDULE OF PRINCIPAL AMOUNT
     The initial principal amount at maturity of this Security shall be [If a Dollar Security, then insert: up to [U.S.$750,000,000 for the 5.625% Dollar Securities or U.S.$350,000,000 for the 6.500% Dollar Securities] [If a Sterling Security, then insert: £400,000,000]. The principal amount of all Securities of this series from time to time outstanding shall be as shown in the records of the Registrar. The following decreases/increases in the principal amount at maturity of this Security have been made:

			Total Principal	Notation Made
	Decrease in	Increase in	Amount at Maturity	by or on
Date of	Principal Amount at	Principal Amount at	Following such	Behalf of the
Decrease/Increase	Maturity	Maturity	Decrease/Increase	Registrar

     Section 2.05. Guarantees by Guarantors; Acceding Guarantors; Release of Guarantors; Form of Guarantee.
     (a) Guarantees by Guarantors. Each of the Guarantors by its execution of this Indenture (or any amendment or supplement hereto) hereby agrees with each Holder of a Security of each series authenticated and delivered by the Trustee (whether or not before or after such Guarantor became a Guarantor), and with the Trustee on behalf of each such Holder and each such Holder, to be fully, absolutely and unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Issuer, in the name and on behalf of the Guarantors, to confirm such Guarantee to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee. When delivered pursuant to the provisions of Section 3.03 hereof, Guarantees so set forth on the Securities shall bind the Guarantors notwithstanding the fact that the Guarantee does not bear the signature of the Guarantors.

     (b) Additional Subsidiary Guarantors. BSkyB Group undertakes to procure that, as long as any series of Securities is outstanding:
(1)	to the extent that, after the date of the Indenture, any Subsidiary that is not a Guarantor issues any guarantee of any Indebtedness for money borrowed in excess of £50,000,000; and

(2)	for so long as any Subsidiary is or becomes a guarantor of Indebtedness pursuant the terms of the 1996 Bonds or the 1999 Bonds or for moneys borrowed under the Revolving Credit Facility;
BSkyB Group will cause such Subsidiary (the “acceding Guarantor”) to enter into a supplemental indenture to the Indenture pursuant to which it shall agree to fully, absolutely and unconditionally guarantee the due and punctual payment of the principal of and interest (and the payment of Additional Amounts) on all outstanding Securities when and as the same shall become due and payable on a pari passu basis.
     (c) Release of Acceding Guarantors. In the event any acceding Guarantor (excluding, for the avoidance of doubt, BSkyB Group, BSkyB Limited and Sky Subscribers or any of their respective successors) shall have been fully and unconditionally released from all obligations under guarantees of Indebtedness for money borrowed in excess of £50,000,000, such acceding Guarantor shall be deemed released from all obligations under its Guarantees without any further action required on the part of the Trustee or any holder of Securities. Any acceding Guarantor not so released shall remain fully, absolutely and unconditionally liable for its obligations under its Guarantees. The Trustee shall make available for delivery an appropriate instrument evidencing any such release upon receipt of (i) a written request from each of the Issuer and such acceding Guarantor, and (ii) an Officer’s Certificate from each of the Issuer and such acceding Guarantor certifying as to such acceding Guarantor’s compliance with the terms of the Indenture.
     (d) The Trustee agrees to execute such documentation as the relevant Guarantor may reasonably require to effect its release as a Guarantor, provided that the Trustee (acting reasonably) is satisfied that the obligations of the Issuer and the other Guarantors will remain in full force and effect notwithstanding such release and the Issuer and the other Guarantors undertake to execute such documentation as the Trustee may reasonably require in connection therewith.
     (e) The Issuer will provide notice of the addition of any acceding Guarantor or the release of any acceding Guarantor pursuant to Section 1.06 of this Indenture.
     (f) Guarantees to be endorsed on the Securities shall, subject to Section 2.01, be in substantially the form set forth below:

GUARANTEE
     British Sky Broadcasting Group plc, British Sky Broadcasting Limited and Sky Subscribers Services Limited, each a limited company incorporated under the laws of England and Wales, having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England (the “Initial Guarantors”) and any Persons, including successor Persons, who subsequently become Guarantors pursuant to the applicable terms of the Indenture referred to in the Security upon which this Guarantee is endorsed in each case until and to the extent any such Person (other than British Sky Broadcasting Group plc, British Sky Broadcasting Limited and Sky Subscribers Limited or their respective successors) is released from such obligations as a Guarantor in accordance with the applicable provisions of such Indenture (collectively, the “Guarantors”), for value received hereby fully, absolutely and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security, when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In the case of the failure of BSkyB Finance UK plc, a public limited company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest the Guarantors hereby agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
     Each of the Guarantors hereby further agrees, subject to the limitations and exceptions set forth below, that all payments made by the Guarantor under or with respect to this Guarantee, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) (a) in which the Issuer, such Guarantor or any successor Person, as the case may be, is incorporated or resident (or deemed for tax purposes to be resident) or (b) in which the Guarantor or any successor Person makes payment on this Guarantee (each an “Applicable Taxing Jurisdiction”), unless such Taxes are required by the Applicable Taxing Jurisdiction or such subdivision or authority to be withheld or deducted. In that event, such Guarantor or any successor Person will pay by way of additional interest on the Securities such additional amounts of, or in respect of, principal and any premium and interest (“Additional Amounts”) as will result (after deduction of such Taxes and any additional Taxes payable in respect of such Additional Amounts) in the payment to each Holder of the amounts which would have been payable in respect of such Guarantee had no such withholding or deduction been required, except that no

Additional Amounts shall be so payable for or on account of: (i) any Taxes that would not have been imposed or withheld but for the fact that: (A) the Holder or beneficial owner was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Applicable Taxing Jurisdiction or otherwise had some connection with the Applicable Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, the this Guarantee or the Security upon which this Guaranty is endorsed; or (B) the Holder presented (if presentation is required) this Guarantee more than thirty (30) days after the date on which the payment in respect of this Guarantee first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented this Guarantee for payment on the last day within such period of thirty (30) days; (ii) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes; (iii) any Taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal of or any premium or interest on this Guarantee; (iv) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of this Guarantee following the written request of the Issuer or the Guarantor, as the case may be, addressed to the Holder (and made at a time which would enable the Holder or beneficial owner acting reasonably to comply with the request) (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, regulation or administrative practice of the Applicable Taxing Jurisdiction as a precondition to exemption from all or part of such Tax; (v) any Tax imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economics and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; (vi) any Taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Guarantee to another paying agent in a member state of the European Union; or (vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi); nor shall Additional Amounts be paid with respect to any payment of principal of or any premium or interest on any such Guarantee to any Holder who is a fiduciary, partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Applicable Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Guarantee.
     In addition, any Guarantor and any successor Person will pay any present or future stamp, issue, registration, court, documentation, excise or property Taxes or other similar Taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Applicable Taxing Jurisdiction in respect of the execution, issue or delivery of the Security upon which this Guaranty is endorsed or any other document or instrument referred to in the Indenture (other than on or in connection with a transfer of the Securities) and any such Taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of this Guaranty or the Security upon which this Guaranty is endorsed or any other such document or instrument following the occurrence of any Event of Default with respect to such Security. The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future Taxes of any jurisdiction in which any successor Person to the Guarantors is organized, or any political subdivision or taxing authority or agency thereof or therein. Except as otherwise stated, all references to principal or interest on this Guaranty or the Security upon which this Guaranty is endorsed shall include any Additional Amounts payable by the Guarantors pursuant to this paragraph.
     Each of the Guarantors hereby agrees that its obligations hereunder shall be joint and several and as if each was a principal debtor and not merely surety, and shall be full, absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02 of such Indenture. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.
     The Guarantors shall be subrogated to all rights of the Holder of the Security upon which the Guaranty is endorsed and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantors pursuant to the provisions of this Guarantee; provided, however, that the Guarantors shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all

Securities of the same series issued under such Indenture shall have been paid in full.
     To the extent that any Guarantor and any successor Person will be required to pay any amounts on account of Securities issued pursuant to the Indenture referred to in the Security upon which this Guarantee is endorsed pursuant to the Guarantee in excess of the greater of (i) the amount of the economic benefit actually received by such Guarantor from the issuance of such Securities and (ii) an amount calculated as the product of (A) the aggregate amount payable by the Guarantors on account of such Securities pursuant to the Guarantees and (B) the proportion (expressed as a fraction) that such Guarantor’s net worth at the date enforcement of the Guarantees is sought bears to the aggregate net worth of all Guarantors at such date, then such Guarantor shall be entitled to be reimbursed by the other Guarantors for the amount of such excess, pro rata, based upon the respective net worth of such other Guarantors at the date enforcement of the Guarantees is sought. This describes only the relative rights of Guarantors as among themselves, and nothing set forth in this paragraph is intended to or shall impair the joint and several obligations of the Guarantors under their respective Guarantees.
     The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Guarantee.
     No reference herein to such Indenture and no provision of this Guarantee or of such Indenture or of any Security shall alter or impair the guarantee of the Guarantors, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on the Security upon which this Guarantee is endorsed.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.
     All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.
     THE GUARANTEES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     Executed and dated the date on the face hereof.

British Sky Broadcasting Group plc
By:
Name:
Title:

British Sky Broadcasting Limited
By:
Name:
Title:

Sky Subscribers Services Limited
By:
Name:
Title:

     Section 2.06. Form of Trustee’s Certificate of Authentication.
     The Trustee’s certificates of authentication shall be in substantially the following form:
     Dated:
     This is one of the Securities described in the within mentioned Indenture.

The Bank of New York As Trustee
By:
Authorized Signatory

ARTICLE 3
The Securities
     Section 3.01. Title and Terms.
     The aggregate principal amount at maturity of Securities which initially may be authenticated and delivered under this Indenture is limited to U.S.$750,000,000 aggregate principal amount of 5.625% Dollar Securities, U.S.$350,000,000 aggregate principal amount of 6.500% Dollar Securities and

£400,000,000 aggregate principal amount of Sterling Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.06 or 9.06. Additional Securities may be issued as provided in Section 13.02.
     The 5.625% Dollar Securities shall be known and designated as the “5.625% Dollar Notes due 2015” of the Issuer, the 6.500% Dollar Securities shall be known and designated as the “6.500% Notes due 2035” of the Issuer and the Sterling Securities shall be known and designated as the “5.750% Sterling Notes due 2017” of the Issuer. The terms of the Securities are set forth in the respective form thereof in Sections 2.02, 2.03 and 2.04.
     Section 3.02. Denominations.
     The Securities of each series shall be issuable only in registered form, in denominations of U.S.$2,000 and integral multiples of U.S.$1,000, in the case of Dollar Securities and of £50,000 and integral multiples of £1,000 in the case of the Sterling Securities.
     Section 3.03. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Issuer by any of its Directors or its Company Secretary. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer or the Guarantors, as the case may be, shall bind the Issuer or the Guarantors, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or the delivery of such Guarantees or did not hold such offices at the date of such Securities or Guarantees.
     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer and having endorsed thereon Guarantees to the Trustee for authentication, together with an Issuer Order from the Issuer for the authentication and delivery of such Securities and an Issuer Order from the Guarantors approving the delivery of the Guarantees endorsed thereon, and the Trustee in accordance with such Issuer Orders shall authenticate and deliver such Securities having such Guarantees endorsed thereon. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities and Guarantees, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon:
     (a) a copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Company Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate; and
     (b) an executed copy of each supplemental indenture, if any.
     No Security or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security or Guarantee has been duly authenticated and delivered hereunder.
     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantors.
     Section 3.04. Temporary Securities. (a) Pending the preparation of Definitive Securities of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities and having endorsed thereon Guarantees of the Guarantors, substantially in the tenor of the definitive Guarantees in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
     (b) If temporary Securities of any series are issued, the Issuer will cause Definitive Securities of that series to be prepared without unreasonable delay. After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Registrar in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount which have endorsed thereon the Guarantees of the Guarantors. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series and tenor.

     Section 3.05. Registration, Transfer and Exchange of Notes. (a) The Trustee is hereby initially appointed to act as registrar (the “Registrar”) and will keep a record of all Securities of each series (the “Register”) at the Corporate Trust Office. The Register will show the amount of the Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Securities and any payment instructions with respect thereto (if different from a Holder’s registered address). The Registrar will also maintain a record (the “Record”) that will include notations as to whether the Securities have been paid or canceled, and, in the case of mutilated, destroyed, stolen or lost Securities, whether such Securities have been replaced. In the case of the replacement of any of the Securities, the Record will include notations of the Security so replaced, and the Security issued in replacement thereof. In the case of the cancellation of any of the Securities, the Record will include notations of the Security so canceled and the date on which such Security was canceled. The Registrar shall at all reasonable times during office hours make the Register and the Record available to the Trustee (if the Trustee is not the Registrar) and, if requested in writing by the Issuer or any Person authorized by the Issuer in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and written direction of the Issuer the Registrar shall deliver to such Persons all lists of Holders of Securities, their addresses and amounts of such holdings as they may request in writing.
     The Register and the Record shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.
     Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and each Guarantor shall execute, as applicable, the notation of the Guarantee endorsed on, and the Trustee shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like terms and aggregate principal amount and with the notation of the Guarantee endorsed thereon.
     (b) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor of this Indenture.
     (c) Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, a Holder that is a beneficial owner of a Global Security will have the right (i) to obtain evidence of its beneficial ownership interest in a Global Security in accordance with the procedures of any securities clearing service or collective deposit system, including DTC, Euroclear and Clearstream, Luxembourg and (ii) to pursue remedies against the Issuer and assert rights in a legal action brought in accordance with this Indenture in respect of its beneficial ownership interest in a Global Security and for such purposes, such beneficial owner will be treated as the owner of that portion of the Global Security which represents its beneficial ownership interest therein. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (d) If (i) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary for a Global Security or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not promptly appointed within 90 days of such notice, (ii) a Payment Default has occurred and is continuing, (iii) in the event of a Bankruptcy Default, the Issuer fails to make payment on the Securities when due, or (iv) the Issuer shall have determined in its sole discretion that the Securities shall no longer be represented by the Global Securities, then, the Registrar will promptly, upon provision of executed Securities delivered to it by the Issuer therefor, exchange each beneficial interest in such Global Security for one or more Definitive Securities in equal principal amount registered in the name of the owner of such beneficial interest, as identified to the Registrar by the Depositary, and thereupon such Global Security will be deemed canceled.
     Securities issued in exchange for a Global Security or any portion thereof pursuant to this clause (d) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange, or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Registrar. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the case of a Regulation S Global Security, unless the exchange takes place during the Restricted Period, the Definitive Securities issued in exchange therefor will not bear the Regulation S Legend, unless the Issuer otherwise has determined that the Regulation S Legend is necessary or appropriate in order to ensure that subsequent transfers of such Security (or a beneficial interest therein) are effected in compliance with the Securities Act.
     (e) Subject to the provisions of this Section 3.05, a Holder may transfer a Security to another Person or exchange a Security for another Security or Securities of the same series of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by the provisions of this Section 3.05. The Registrar will promptly register any such transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Registrar for such purpose; provided that (i) no transfer or exchange will be effective until such transfer or exchange is registered in such Register and (ii) the Trustee will not be required (y) to issue, register the transfer of, or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or (z) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer or exchange of any Security on or after such Regular Record Date and before such date of redemption. Prior to the registration of any transfer, the Issuer, the Registrar, the Trustee and their respective agents will treat the person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.
     From time to time the Issuer will execute and the Trustee will authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 3.05.
     Transfer, registration and exchange shall be permitted as provided in this Indenture without any charge to the Holder except for the expenses of delivery (if any) not made by first class mail. Registration of the transfer of a Security by the Registrar shall be deemed to be the acknowledgment of such transfer on behalf of the Issuer.
     (f) Procedures to be Followed by the Trustee. (i) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Registrar will (y) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (z) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
     (ii) Global Security to Definitive Security. If a beneficial interest in a Global Security is transferred or exchanged for a Definitive Security, the Registrar will (y) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) deliver a new Definitive Security in like principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange) specified in writing by Depositary, registered in the name of such transferee or owner, as applicable.
     (iii) Definitive Security to Definitive Security. If a Definitive Security is transferred or exchanged for another Definitive Security, the Registrar will (x) cancel the Definitive Security being transferred or exchanged, (y) deliver a new Definitive Security in principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Security, deliver to the Holder thereof a new Definitive Security in principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Security, registered in the name of the Holder thereof.
     (g) Securities Act Legend. Each Regulation S Security will bear the Regulation S Legend during the Restricted Period. In addition:
     (i) If the Issuer determines that the Regulation S Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Security (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Registrar in writing to cancel such Security and issue to the Holder thereof (or to its transferee) a new Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Regulation S Legend and the Registrar will comply with such instruction.
     (ii) By its acceptance of any Security (or any beneficial interest therein) bearing the Regulation S Legend or the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Security (and any such beneficial interest) set forth in this Indenture and in the such legend and agrees that it will transfer such Security (and any such beneficial interest) only in accordance with this Indenture and such legend.

     (h) Restrictions on Transfer and Exchange. (i) The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section 3.05 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Registrar is instructed by the Issuer to refuse to register any requested transfer or exchange that does not comply with this Section 3.05 or such rules or procedures.
     (ii) Exchanges may be made only for Securities of the same series.
     (iii) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Securities represented thereby pursuant to this Indenture, a Global Security representing all or a portion of the Securities of any series may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (iv) Any Holder requesting a transfer or exchange of a Regulation S Security (or a beneficial interest in a Regulation S Global Security) for a Restricted Security (or a beneficial interest in a Restricted Security) during the Restricted Period will be required to deliver or cause to deliver to the Trustee a duly completed Restricted Securities Certificate in the form of Annex B hereto and, if required by the Issuer, an opinion of counsel. After the end of the Restricted Period, the Issuer may require any Holder requesting such a transfer or exchange to deliver or cause to be delivered a duly completed Restricted Securities Certificate in the form of Annex B hereto or such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America and in accordance with the applicable rules and procedures of the Depositary.
     (v) Any Holder requesting a transfer or exchanges of a Restricted Security (or a beneficial interest in a Restricted Security) for a Regulation S Security (or a beneficial interest in a Regulation S Global Security) during the Restricted Period (or for so long as such Security contains the Regulation S Legend) will be required to deliver or cause to deliver to the Trustee a duly completed Regulation S Certificate in the form of Annex A hereto and, if required by the Issuer, an opinion of counsel and such other certifications. After the end of the Restricted Period, the Issuer may require any Holder requesting such a transfer or exchange to deliver or cause to be delivered a duly completed Regulation S Certificate in the form of Annex A hereto or such other certificates and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America and in accordance with the applicable rules and procedures of the Depositary
     (vi) During the Restricted Period (or for so long as a Security contains the Regulation S Legend), any Holder requesting a transfer or exchange of a Regulation S Security for a Regulation S Security will be required to deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate in the form of Annex A hereto. After the end of the Restricted Period, the Issuer may require any Holder requesting such a transfer or exchange to deliver or cause to be delivered a duly completed Regulation S Certificate in the form of Annex A hereto or such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America and in accordance with the applicable rules and procedures of the Depositary.
     (vii) Any Holder requesting a transfer or exchange of a Restricted Security (or a beneficial interest in a Restricted Security) for a Restricted Security (or a beneficial interest in a Restricted Security) will be required to deliver or cause to deliver to the Trustee a duly completed Restricted Securities Certificate in the Form of Annex B hereto. The Issuer may require any Holder requesting such a transfer or exchange to deliver or cause to be delivered or such other certifications as evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America and in accordance with the applicable rules and procedures of the Depositary.
     (viii) In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 3.05, such transfer or exchange shall be subject to such procedures and requirements as may be reasonably prescribed by the Issuer and the Trustee from time to time and, in the case of a transfer or exchange invoking a Global Note, the applicable procedures of the Depositary.
     The Trustee shall have no responsibility for any actions taken or not taken by DTC, Euroclear or Clearstream, as the case may be.
     Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount having endorsed thereon a Guarantee and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer, the Guarantors or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount having endorsed thereon a Guarantee and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Issuer may require the payment from the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities that series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.07. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, at the option of the Issuer, may be paid by check mailed to the address of the Person as it appears in the Register.
     The Issuer shall, before 10:00 am (London time), on each due date of the principal (and premiums, if any) or interest or any Additional Amounts due on any Securities, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal (and premium, if any) or interest or any Additional Amounts due, such sum to be held in trust by such Paying Agent for the benefit of the Holders entitled to such principal, premium or interest or any other amounts due, and (unless such Paying Agent is the Trustee), the Issuer will promptly notify the Trustee and the Paying Agent of its action or failure so to act. Subject to actual receipt of such funds as provided by this Section by the designated Paying Agent, such Paying Agent shall make payments on the Securities in accordance with the provisions of this Indenture.
     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a)or (b) below:
     (a) The Issuer may elect to make payment of any Defaulted Interest to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Definitive Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee, upon consultation with the Issuer, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
     (b) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 3.08. Persons Deemed Owners.
     In the case of a Definitive Security, prior to due presentment of such Definitive Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Definitive Security for the purpose of receiving payment of principal of (and any premium, if any) and (subject to Section 3.05 and Section 3.07) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Guarantors, the Trustee nor any agent of the Issuer, the Guarantors or the Trustee shall be affected by notice to the contrary.
     Section 3.09. Cancellation.
     The Issuer or the Guarantors may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or the Guarantors may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by an Issuer Order; provided, however, that the Trustee shall not be required to destroy canceled Securities.
     Section 3.10. Computation of Interest.
     Interest on the Dollar Securities of each series shall be computed on the basis of a 360-day year of twelve 30 day months. Interest on the Sterling Securities shall be computed on the basis of a year of 365 days (or 366 days in the case of a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).
     Section 3.11. CUSIP/Common Code/ISIN Numbers.
     The Issuer in issuing the Securities may use “CUSIP” , “common code” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use

“CUSIP”, “common code” and/or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP”, “common code” or “ISIN” numbers.
ARTICLE 4
Satisfaction and Discharge
     Section 4.01. Satisfaction and Discharge of Indenture.
     This Indenture shall upon Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and the obligation of the Issuer or the Guarantors to pay any Additional Amounts as contemplated by Section 10.04), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either
     (i) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or the Guarantors and thereafter repaid to the Issuer or the Guarantors or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
     (ii) all such Securities not theretofore delivered to the Trustee for cancellation
     (A) have become due and payable;
     (B) will become due and payable at their Stated Maturity within one year; or
     (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or the Guarantors, in the case of (A), (B) or (C) above, have deposited or caused to be deposited, as set forth in Section 3.07, with the Trustee as trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest and Additional Amounts to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (b) the Issuer or the Guarantors have paid or caused to be paid all other sums payable hereunder by the Issuer; and
     (c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent set forth in clauses (a) and (b) of this Section 4.01 have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.
     Section 4.02. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer and the Guarantors acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest and Additional Amounts for whose payment such money has been deposited with the Trustee.
ARTICLE 5
Remedies
     Section 5.01. Events of Default.
     “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest or Additional Amounts upon any Security of any series when it becomes due and payable, and continuance of such default for a period of 30 days;
     (b) default in the payment of the principal on any Security of any series at its Maturity;
     (c) default in the performance, or breach, of any covenant or warranty of the Issuer or the Guarantors in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail to the Issuer, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series, or by the Trustee at the direction of such Holders, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (d) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Issuer (including a default with respect to Securities of any series other than that series) or any Guarantors or any Subsidiary having an aggregate principal amount outstanding of at least the greater of U.S.$75,000,000 and 5% of Consolidated Net Tangible Assets or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Guarantors or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness of at least the greater of U.S.$75,000,000 and 5% of Consolidated Net Tangible Assets becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder;
     (e) the entry by a court having jurisdiction in the premises of (i) a decree, judgment or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding (including winding up proceedings) under any applicable federal, state, United Kingdom or other applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, judgment or order adjudging the Issuer or any Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking the involuntary reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Guarantor under any applicable federal, state or United Kingdom law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Guarantor or of any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Issuer or a Guarantor, and the continuance of any such decree or order for relief referred to in (A) above or any such other decree or order referred to in (B) above unstayed and in effect for a period of 60 consecutive days; or
     (f) the commencement by the Issuer or the Guarantors of a voluntary case or proceeding under any applicable federal, state or United Kingdom bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer or any Guarantor to the entry of a decree or order for relief in respect of the Issuer or the Guarantors in an involuntary case or proceeding under any applicable federal, state or United Kingdom bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or United Kingdom law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantors or of any substantial part of their property, or the making by any of them of an assignment for the benefit of creditors generally, or the admission by any of them in writing or by facsimile of its inability to pay their debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantors in furtherance of any such action; provided that a corporate reconstruction or amalgamation of the Issuer or a Guarantor carried out in accordance with UK statutory requirements that complies with Section 8.01 hereof shall not be deemed to constitute an Event of Default for purposes of this clause (e) and clause (f) of this Section solely because such corporate reconstruction or amalgamation involves the filing of a petition seeking the reorganization of the Issuer or the appointment of a liquidator with respect to the Issuer or its property, provided that any such corporate reconstruction or amalgamation results immediately thereafter in a legal entity which owns substantially those assets of the Issuer which the Issuer or the Guarantor, as the case may be, owned immediately before such reconstruction or amalgamation occurred;
     (g) the failure to pay at stated maturity (or the expiration of any grace period) any other Indebtedness for borrowed money of the Issuer or any Guarantor or any Subsidiary in excess of the greater of $75,000,000 and 5% of Consolidated Net Tangible Assets;

     (h) the entry of a final judgment or order against the Issuer and/or any Guarantor in an aggregate amount in excess of the greater of $75,000,000 and 5% of Consolidated Net Tangible Assets which shall remain unstayed or undischarged for a period of 60 days; or
     (i) any failure to maintain in full force and effect all Guarantees required under this Indenture, including those pursuant to Section 2.05(b), or a Guarantor denies or disaffirms its obligations under its Guaranty without being released pursuant to Section 2.05(c).
     Section 5.02. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 5.01(f)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series, may, and the Trustee at the request of such Holders shall, declare the principal amount of all the Securities of that series and any interest accrued thereon (including any Additional Amounts) to be due and payable immediately, by a notice in writing to the Issuer and to the Trustee, and upon any such declaration such principal amount (or specified amount) and any interest accrued thereon (including any Additional Amounts) shall become immediately due and payable. If an Event of Default specified in Section 5.01(e) or 5.01(f) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series and any interest accrued thereon (including any Additional Amounts) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series by written notice to the Issuer and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if
     (a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities of the applicable series that have become due solely by the declaration of acceleration, have been cured or waived, and
     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Section 5.03. Reserved.
     Section 5.04. Trustee May File Proofs of Claim.

     In case of any judicial proceeding relative to the Issuer, the Guarantors or any other obligor upon the Securities, or the property of the Issuer, the Guarantors or such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after payment in full of all Trustee fees, costs, expenses, reasonable compensation, disbursements and advances; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
     Section 5.05. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 5.06. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest or any Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 6.07;
     SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest and Additional Amounts on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest and Additional Amounts, respectively; and
     THIRD: To the payment of the balance, if any, to the Issuer or any other Person or Persons, including the Guarantors, legally entitled thereto.
     Section 5.07. Limitation on Suits.
     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees, the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;
     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Notwithstanding anything to the contrary, the right of a Holder of Securities to receive payment of principal of or interest or any premium on its Security on or after the Stated Maturity, or to bring suit for the enforcement of any such payment on or after such time, may not be impaired or affected without the consent of such Holder.
     Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest (including Additional Amounts) on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
     Section 5.09. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 5.12. Control by Holders.
     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities of any series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities of any series.
     Section 5.13. Waiver of Defaults.
     Except as otherwise provided in Sections 5.02 and 9.02, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 5.14. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer or the Guarantors, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate at least 25% in aggregate principal amount of the Outstanding Securities of the any series, or in any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium or interest (including Additional Amounts) on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
     Section 5.15. Waiver of Usury, Stay or Extension Laws.
     The Issuer and the Guarantors each covenant (to the extent that it may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantors each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.16. Notification of Event of Default to the Trustee, Entitlement of Trustee to Direct Agent Members.
     The Issuer will immediately notify, pursuant to Section 1.05, the Trustee of the occurrence of any Event of Default relating to any series of Securities. Following the occurrence of an Event of Default, the Trustee is entitled to require all Agent Members to act under the Trustee’s direction.

ARTICLE 6
The Trustee
     Section 6.01. Certain Duties and Responsibilities.
     Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture including the provisions of the Trust Indenture Act incorporated therein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 6.02. Notice of Defaults.
     If a Default occurs hereunder with respect to Securities of any series, the Trustee shall give each Holder affected by such event notice of such default actually known to the Trustee within 90 days of its first occurrence as and to the extent provided by the Trust Indenture Act unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 5.01(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall only be deemed to actually know of any Default if it has received written notice thereof from the Issuer or any Holder delivered to the Trustee’s Corporate Trust Department in accordance with Section 1.05.
     No director, officer, employee, incorporator, member or shareholder of the Trustee, as such, will have any liability for any obligations of the Trustee under this Indenture or for any claim based on, in respect of, or by reason of, such obligations.
     Upon request of the Trustee, but without an affirmative duty on the Trustee to do so, the Issuer and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 6.03. Certain Rights of Trustee.
     Subject to the provisions of Section 6.01:

     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties whether such document is in original or facsimile form;
     (b) any request or direction of the Issuer or the Guarantors mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order, and any resolution of the Board of Directors of the Issuer or the Guarantors shall be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
     (d) the Trustee may consult with counsel and professional advisors of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Issuer (unless such further inquiry or investigation was made at the request of Holders in compliance with this Indenture, in which case such further inquiry or investigation shall be at the sole cost of the Holders) and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation except for liability resulting from the Trustee’s willful misconduct, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or the Guarantors, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) the Trustee shall not be required to monitor any financial performance of the Issuer or the Guarantors;
     (j) the Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control;
     (k) the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person as so authorized in any such certificate previously delivered and not superseded;
     (l) the Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer;
     (m) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war, natural catastrophes or acts of God; it being understood that the Trustee shall use best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;
     (n) the Trustee is entitled to assume, without enquiry, that the Issuer and any Guarantor have performed their obligations in accordance with all of the provisions in this Indenture, unless notified to the contrary;
     (o) the rights, privileges, protections, immunities and benefits of the Trustee, including, without limitation, its rights to be indemnified and all other rights provided in this Section 6 are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve; and
     (p) the rights of the Trustee under this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.

     Under no circumstances will the Trustee be liable to the Issuer for any consequential loss (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.
     Section 6.04. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer or the Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or Guarantees. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof.
     Section 6.05. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuer or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Issuer and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.
     Section 6.06. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer or the Guarantors, as the case may be.
     Section 6.07. Compensation and Reimbursement.
     The Issuer and the Guarantors jointly and severally agree
     (a) to pay to the Trustee from time to time such compensation as may be agreed in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), including but not limited to, default interest and additional fees after an Event of Default;
     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, including any Authenticating Agent, and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     The Trustee shall have a claim prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07, and the obligation to pay such amounts shall survive the payment of the Securities, the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
     The provisions of this Section shall survive the termination of this Indenture.
     Section 6.08. Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 6.09. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, shall have a combined capital and surplus of at least $50,000,000 and shall have its Corporate Trust Office in London, England. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.10. Resignation and Removal; Appointment of Successor.
     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
     The Trustee may resign at any time by giving written notice thereof to the Issuer and the Guarantors; upon receipt of such notice the Issuer shall promptly appoint a successor Trustee or Trustees. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation to the Issuer, the resigning Trustee may appoint a successor Trustee reasonably acceptable to the Issuer, such acceptability should not be unreasonably withheld.
     The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer and the Guarantors. Upon such removal, the Issuer shall promptly appoint a successor Trustee or Trustees.
     If at any time:
     (a) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuer or the Guarantors or by any Holder who has been a bona fide Holder of a Security for at least six months;
     (b) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or the Guarantors or by any such Holder; or
     (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Trustee with respect to all Securities and appoint a successor Trustee or Trustees, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees, provided that no Holder shall petition any such court until he or she has given the Issuer notice as to the occurrence of the events set forth in clause (a), (b) or (c) above and the Issuer shall have failed to take any action for 30 days from such notice.

     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.11. If, 30 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Issuer shall have failed to appoint a successor Trustee, a successor Trustee may be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Issuer and the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.
     The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee of such series and the address of its Corporate Trust Office.
     Section 6.11. Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, to the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     Section 6.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 6.13. Preferential Collection of Claims Against Issuer or Guarantors.
     If and when the Trustee shall be or become a creditor of the Issuer or the Guarantors (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or the Guarantors (or any such other obligor).
     Section 6.14. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.
     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities described in the within mentioned Indenture.

The Bank of New York As Trustee
By:
As Authenticating Agent

By:
Authorized Signatory

     IF ALL OF THE SECURITIES OF A SERIES MAY NOT BE ORIGINALLY ISSUED AT ONE TIME, AND IF THE TRUSTEE DOES NOT HAVE AN OFFICE CAPABLE OF AUTHENTICATING SECURITIES UPON ORIGINAL ISSUANCE LOCATED IN A PLACE OF PAYMENT WHERE THE COMPANY WISHES TO HAVE SECURITIES OF SUCH SERIES AUTHENTICATED UPON ORIGINAL ISSUANCE, THE TRUSTEE, IF SO REQUESTED BY THE COMPANY IN WRITING (WHICH WRITING NEED NOT COMPLY WITH SECTION 1.02 AND NEED NOT BE ACCOMPANIED BY AN OPINION OF COUNSEL), SHALL APPOINT IN ACCORDANCE WITH THIS SECTION AN AUTHENTICATING AGENT HAVING AN OFFICE IN A PLACE OF PAYMENT DESIGNATED BY THE COMPANY WITH RESPECT OF SUCH SERIES OF SECURITIES.
ARTICLE 7
Holders’ Lists and Reports by Trustee, Issuer and Guarantors
     Section 7.01. Issuer and Guarantors to Furnish Trustee Names and Addresses of Holders.
     The Issuer and the Guarantors will furnish or cause to be furnished to the Trustee:
     (a) semi-annually, not later than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date; and
     (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Issuer or the Guarantors of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
     excluding from any such list names and addresses received by the Trustee in its capacity as Registrar, provided that no such list will be provided by the Issuer so long as the Trustee is then acting in its capacity as Registrar maintaining the Register.
     Section 7.02. Preservation of Information; Communications to Holders.
     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
     Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that neither the Issuer, the Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 7.03. Reports by Trustee.
     The Trustee shall transmit at the expense of the Issuer to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     Reports so required to be transmitted at stated intervals of not more than 12 months shall be dated as of October 1 and transmitted no later than October 1 in each calendar year, commencing October 1, 2006.
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, as applicable, with the Issuer and with the Guarantors. The Issuer will promptly notify the Trustee in writing or by facsimile when any Securities are listed on any stock exchange.
     Section 7.04. Reports by Issuer and Guarantors, Statement by Officers as to Default and Compliance.
     If BSkyB Group is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act at any time when the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, BSkyB Group will furnish to any Holder, or to any prospective purchaser designated by such Holder, upon the request of any such Holder or prospective purchaser, financial and other information described in Rule 144A(d)(4) with respect to BSkyB Group to the extent required to permit such Holder to comply with Rule 144A in connection with any resale of Securities held by such Holder.

ARTICLE 8
Consolidation, Merger, Conveyance, Transfer or Lease
     Section 8.01. Issuer or Guarantors May Consolidate, etc., Only on Certain Terms.
     None of the Issuer nor any Guarantor shall without the consent of Holders as provided for by Section 9.02, in a single transaction or through a series of transactions, consolidate with or merge into any other Person or convey, transfer or lease its respective properties and assets substantially as an entirety to any Person, unless, where the Issuer or any Guarantor shall consolidate with or merge into another Person or, directly or indirectly through one or more Subsidiaries, convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Issuer or any Guarantor is merged or the Person which acquires by conveyance, transfer, or which leases, such properties and assets of the Issuer or the Guarantors substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of England and Wales, Scotland, the Channel Islands, the United States of America, any state thereof or the District of Columbia, any member state of the European Economic Area or Switzerland, and:
     (a) such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all Additional Amounts, if any, payable pursuant to Section 10.04 and subsection (c) below) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuer to be performed or observed and, in the case of a Guarantor, the due and punctual performance of the Guarantees and the performance of every covenant of this Indenture on the part of the Guarantors to be performed or observed;
     (b) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Issuer, the Guarantors or any Subsidiary as a result of such transaction as having been incurred by the Issuer, the Guarantors or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
     (c) the Person formed by such consolidation or into which the Issuer or any Guarantor, as the case may be, is merged or to whom the Issuer or any Guarantor, as the case may be, has conveyed, transferred or leased its properties or assets agrees to indemnify the Holder of each Security against (i) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (ii) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease;

     (d) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a Lien which would not be permitted by this Indenture, the Issuer, any Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Indebtedness secured thereby or otherwise cause all such properties or assets to be unconditionally released from and relieved of all obligations and covenants under such Lien within a period of 60 days of the Issuer, any Guarantor or such successor Person becoming subject to such Lien; and
     (e) the Issuer or the Guarantors, as the case may be, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 8.02. Successor Substituted.
     Upon any consolidation of the Issuer or any Guarantor with, or merger of the Issuer or any Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or any Guarantor substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Issuer or Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantors, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Guarantors herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be released from and relieved of all obligations and covenants under this Indenture and the Securities.
     Section 8.03. Successor Issuer.
     The Issuer has the right pursuant to, and subject to the terms set forth below, to elect a successor issuer (which must be BSkyB Group or a Subsidiary), in which event such successor issuer shall succeed to, and be substituted for, and may exercise every right and power of the original Issuer under this Indenture, with the same effect as if the successor Issuer had been named as the Issuer in this Indenture and with the same obligations as the issuer hereunder, in which case the issuer shall be relieved of all obligations under this Indenture, provided that such person is organized under the laws of England and Wales, Scotland, the Channel Islands, the United States, any State thereof or the District of Columbia, any member state of the European Economic Area or Switzerland. No successor issuer shall succeed to, and be substituted for, the Issuer unless:

     (a) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
     (b) the successor issuer agrees to indemnify the Holder of each Security against (i) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (ii) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease; and
     (c) the Issuer or the Guarantors, as the case may be, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
ARTICLE 9
Supplemental Indentures
     Section 9.01. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:
     (a) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (a) shall not adversely affect the interests of the Holders of Securities of any series in any material respect;
     (b) to evidence the succession of another Person to the Issuer or the Guarantors, the assumption by any such successor of the covenants of the Issuer or of the Guarantors herein and in the Securities or Guarantees as contemplated under Article 8;
     (c) to comply with any applicable requirement of the Trust Indenture Act;
     (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11;
     (e) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of any Securities of any series in any material respect;
     (f) to provide for any guarantee of the Securities, to secure the Securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by the terms of this Indenture, including the release of any acceding Guarantor pursuant to Section 2.05(c);
     (g) to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or the Guarantors; or
     (h) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series).
     Section 9.02. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than 66.66% in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee, the Issuer, when authorized by a Board Resolution, the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (a) reduce the principal amount of, or change the Stated Maturity of, any installment of principal or interest on any Security;
     (b) reduce the rate of, or change the Stated Maturity of, any interest payment on any Security;

     (c) change any obligation of the Issuer or the Guarantors to pay Additional Amounts pursuant to Section 10.04;
     (d) reduce the amount payable upon the redemption of any Security, once notice of redemption has been given, or change the time at which it must thereupon be redeemed;
     (e) make any Security payable in the coin or currency other than that stated in the Security;
     (f) impair the right of any Holder to receive any payment of principal or interest on such Holder’s Securities, on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or to institute suit for the enforcement of any such payment, or
     (g) make any change in the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
     (h) change any obligation of the Issuer or the Guarantors to maintain an office or agency in the places and for the purposes specified in Section 10.02;
     (i) modify or change any provision of the Indenture affecting the ranking of the Securities or any Guaranty in a manner adverse to the Holders.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.03. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.04. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 9.05. Conformity With Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 9.06. Reference in Securities to Supplemental Indentures.
     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Issuer and the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer, the Guarantees of the Guarantors may be endorsed thereon and such securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE 10
Covenants
     Section 10.01. Payment of Principal, Premium and Interest.
     The Issuer covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of and any premium and interest and Additional Amounts on the Securities of that series in accordance with the terms of the Securities and this Indenture.
     Section 10.02. Maintenance of Office or Agency.
     The Issuer and the Guarantors will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities or the Guarantees of that series and this Indenture may be served.

     The Issuer and the Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (if such office or agency is not provided by the Trustee). If at any time the Issuer or the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer and the Guarantors each hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 10.03. Money for Securities Payments to be Held in Trust.
     If the Issuer or any Guarantor shall at any time act as their own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.
     The Issuer will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or any Guarantor, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer or any Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer and the Guarantors as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
     Section 10.04. Additional Amounts.
     If the Securities of a series provide for the payment of Additional Amounts, the Issuer or the Guarantors, as the case may be, will pay to the Holder of any Security of such series Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
     If the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below mentioned Officer’s Certificate, the Issuer will furnish the

Trustee and the Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge as described in the Securities of that series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer or the Guarantors, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section. The Issuer and the Guarantors covenant to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section.
     Section 10.05. Statement by Officers as to Default.
     The Issuer and the Guarantors each will so long as any of the Securities is outstanding deliver to the Trustee, by October 1 of each year, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer or any Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer or the Guarantors shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     Section 10.06. Existence.
     Subject to Article Eight, the Issuer and the Guarantors each will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that each of the Issuer and the Guarantors shall not be required to preserve any such right or franchise if its respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantors, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.
     Section 10.07. Reserved.
     Section 10.08. Limitation on Liens.
     Neither the Issuer nor BSkyB Group nor any Subsidiary will create, assume, incur or suffer to exist any Lien on all or any part of their respective present or future undertakings, assets, rights or revenues to secure Indebtedness unless contemporaneously therewith or prior thereto the Securities are equally and ratably secured for so long as such other Indebtedness shall be so secured, except: (i) Permitted Encumbrances; (ii) any Lien that is not a Permitted Encumbrance, provided that at the time any such Lien is incurred, the aggregate amount of such Lien together with all other Liens that are not a Permitted Encumbrance does not, in the aggregate, exceed the greater of (A) $450,000,000 and (B) 30% of Consolidated Net Tangible Assets.
     Section 10.09. Waiver of Certain Covenants.
     Except as provided in Section 9.02 the Issuer and the Guarantors may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant for the benefit of the Holders of such series if before the time for such compliance the Holders of at least 66.66% in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE 11
Defeasance and Covenant Defeasance
     Section 11.01. Option of Issuer and Guarantors to Effect Covenant Defeasance.
     The Issuer or the Guarantors may elect, at their option at any time, to have Section 11.03 applied to any Securities or any series of Securities upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.
     Section 11.02. Reserved.
     Section 11.03. Covenant Defeasance.
     After the 123rd day following the deposit referred to in Section 11.04(a) and subject to Section 11.04, the Issuer’s obligations relating to the applicable series of Securities set forth in Sections 2.05, 8.01, and 10.08, and clause (d) of Section 5.01 will no longer constitute Events of Default.
     Section 11.04. Conditions to Covenant Defeasance.

     The following shall be the conditions to application of Section 11.03 to the then Outstanding Securities:
     (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article 11 applicable to it) as trustee funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money (pounds sterling in the case of Sterling Securities or U.S. Dollars in the case of Dollar Securities) in an amount, or (ii) , U.K. Government Obligations (in the case of Sterling Securities) or U.S. Government Obligations (in the case of Dollar Securities), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, “U.K. Government Obligations” means direct obligations of, and obligations guaranteed by, the United Kingdom for the payment of which the full faith and credit of the United Kingdom is pledged, and “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.
     (b) Reserved.
     (c) In the case of an election under Section 11.03, the Issuer shall have delivered to the Trustee (i) a ruling by the Internal Revenue Service or an Opinion of U.S. counsel of recognized standing with respect to U.S. federal income tax matters (which may be based upon an Internal Revenue Service ruling) to the effect that beneficial owners of the Outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (ii) an ruling from the HM Revenue & Customs or an Opinion of U.K. counsel of recognized standing with respect to United Kingdom income tax matters (which may be based on a ruling from the HM Revenue & Customs) to the effect that the beneficial owners of the Outstanding Securities will not recognize income, gain or loss for U.K. income tax purposes as a result of such deposit and defeasance and will be subject to U.K. income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, and (iii) an Opinion of U.S. and U.K. Counsel to the effect that, under the respective laws in the U.S. and the U.K. in effect at the time of such deposit, payments made from the defeasance trust would not require the payment of Additional Amounts if the provisions of Section 10.04 above were applicable to such payments.
     (d) The Issuer shall have delivered to the Trustee an Officer’s Certificate to the effect that the Securities of the applicable series if then listed on any securities exchange, will not be delisted as a result of such deposit.
     (e) Such covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Issuer.
     (f) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(5) and (6) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
     (g) Such covenant defeasance shall not result in a material breach of, or constitute a material default under, any other agreement or instrument evidencing Indebtedness incurred by the Issuer or by which it is bound.
     (h) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance under Section 11.03 have been complied with.
     (i) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that covenant defeasance shall not result in the trust arising from such deposit to be subject to regulation as an investment company under the Investment Company Act or such trust shall be qualified under such act.

     Section 11.05. Deposited Money, U.S. Government Obligations and U.K. Government Obligations to be Held in Trust; Miscellaneous Provisions.
     Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations or U.K. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 11.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 11.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer or the Guarantors acting as their own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.
     The Issuer or the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations or U.K. Government Obligations deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or the Guarantors from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 11.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Covenant Defeasance, as the case may be, with respect to such Securities.
     Section 11.06. Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer and the Guarantors have been discharged or released pursuant to Section 11.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 11.05 with respect to such Securities in accordance with this Article; provided, however, that if the Issuer or a Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuer or such

Guarantor, as the case may be, shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.
ARTICLE 12
Redemption; Offer To Purchase
     Section 12.01. Optional Redemption Other than for Taxation Reasons. The Issuer will have the right at its option to redeem the Securities of any series in whole or in part, at any time or from time to time prior to their Stated Maturity, on at least 30 days’ but not more than 60 days’ prior notice by first class mail, postage prepaid, to the Holders of such series of Securities. On and after the Redemption Date, interest will cease to accrue on the series of Securities or any portion of the series of Securities called for redemption (unless the Issuer defaults in the payment of the Redemption Price and accrued interest). On or before the Business Day before the Redemption Date, the Issuer will deposit with the Trustee money sufficient to pay the Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date) any accrued interest to the Redemption Date on, the series of Securities to be redeemed on such date. If less than all of the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected by the Trustee in accordance with the guidelines of the applicable Depositary.
     Section 12.02. Method and Effect of Redemption. (a) If the Issuer elects to redeem Securities, it must notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed by delivering an Officer’s Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Securities are being redeemed, the Officer’s Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Securities to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof, in the case of the Dollar Notes, and in denominations of £1,000 principal amount and multiples thereof, in case of the Sterling Notes. The Trustee will notify the Issuer promptly of the Securities or portions of Securities to be called for redemption. Notice of redemption must be sent by the Issuer or at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, to Holders whose Securities are to be redeemed at least 30 days but not more than 60 days before the redemption date.
     (b) The notice of redemption will identify the Securities to be redeemed and will include or state the following:
     (1) the Redemption Date;

     (2) the Redemption Price, including the portion thereof representing any accrued interest;
     (3) the place or places where Securities are to be surrendered for redemption;
     (4) whether Securities called for redemption must be so surrendered in order to collect the redemption price;
     (5) on the redemption date the redemption price will become due and payable on Securities called for redemption, and interest on Securities called for redemption will cease to accrue on and after the redemption date;
     (6) (A) if any Global Security is being redeemed in part, the portion of the principal amount of such security to be redeemed and that, after the Redemption Date, upon surrender of such Global Security, the Global Security with a notation on Schedule of Increases/Decreases thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (B) if any Definitive Security is being redeemed in part, the portion of the principal amount of such security to be redeemed and that, after the Redemption Date, upon surrender of such Definitive Security, a new Definitive Security or Securities in principal amount equal to the unredeemed portion thereof will be returned; and
     (7) if any Security contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Securities or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Securities.
     (c) Once notice of redemption is sent to the Holders, Securities called for redemption become due and payable at the Redemption Price on the Redemption Date, and upon surrender of the Securities called for redemption, the Issuer shall redeem such Securities at the Redemption Price. Commencing on the redemption date, Securities redeemed will cease to accrue interest (unless the Issuer defaults in the payment of the Redemption Price and occurred interest).
     (d) Upon surrender of a Global Security that is redeemed in part,the Trustee shall make a notation on Schedule of Increases/Decreases thereof to reduce the principal amount of such Global Security to an amount equal to the unredeemed portion of the Global Security surrendered, provided that each such Global Security shall be in a principal amount of £1,000 or an integral multiple thereof (if a Sterling Global Security) or $1,000 or an integral multiple thereof (if a Dollar Global Security). Upon surrender of a Definitive Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Definitive

Security equal in principal amount to the unredeemed portion of the Definitive Security Surrendered.
ARTICLE 13
Miscellaneous Provisions
     Section 13.01. No Personal Liability.
     To the fullest extent permitted by applicable law, no director, officer, employee, incorporator, member or shareholder of the Issuer or any Guarantor, as such will have any liability for any obligations of the Issuer or such Guarantor under the Securities, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
     Section 13.02. Additional Securities.
     (a) The Issuer may issue, pursuant to a supplemental indenture to this Indenture, issue further Securities of any series of Securities and increase the principal amount of such series having the same ranking, the same interest rate, maturity and CUSIP numbers as Securities of that series issued pursuant to this Indenture; provided, however, that any further Securities that are issued will be issued (i) pursuant to a “qualified reopening,” as that term is defined in U.S. Treasury Regulations Section 1.1275-2(k) (or any successor law or regulation), or (ii) with less than de minimis original issue discount for U.S. federal income tax purposes (determined as of the date the further Securities are issued). (b) The Issuer may not issue additional Securities of any issued series if an Event of Default has occurred with respect to such series.
     Section 13.03. Payments for Consents. Neither the BSkyB Group nor any of its Controlled Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment, except that no offer or payment need to be made to Holders in any jurisdiction where such offer or payment could not lawfully be made without incurrence of unreasonable effort or expense.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

BSKYB FINANCE UK PLC
By:
Name:
Title:

BRITISH SKY BROADCASTING GROUP PLC
By:
Name:
Title:

BRITISH SKY BROADCASTING LIMITED
By:
Name:
Title:

SKY SUBSCRIBERS SERVICES LIMITED
By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee
By:
Name:
Title:

THE BANK OF NEW YORK, as Paying Agent
By:
Name:
Title:

ANNEX A Form of
Regulation S Certificate
REGULATION S CERTIFICATE
(For transfers pursuant to § 3.05(h)(v) and (vi) of this Indenture)
The Bank of New York.
One Canada Square
London E14 5AL
England
Attn: •
     Re: [Dollar] [Sterling] Notes due [•] of BSkyB Finance UK plc (the “Securities”)
     Reference is made to the Indenture, dated as of October 20, 2005 (the “Indenture”), among BSkyB Finance UK plc, (the “Issuer”), British Sky Broadcasting Group plc, British Sky Broadcasting Limited and Sky Subscribers Series Limited (the “Guarantors”) and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.
     This certificate relates to [$                     ] [£                    ] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
[CUSIP No(s).                                         ]
[COMMON CODE No(s).
ISIN No(s).                                               ]
CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:
     (a) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904 of Regulation S:
     (i) the Owner is not a distributor of the Securities, an affiliate of the BSkyB Group or any such distributor or a person acting on behalf of any of the foregoing;
     (ii) the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;
     (iii) either:
     (A) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
     (B) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
     (iv) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     (v) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and
     (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

     (i) the transfer is occurring after October 20, 2006 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
     (ii) the transfer is occurring after October 20, 2007 and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Purchasers.
     Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX B Form of Restricted
Securities Certificate
RESTRICTED SECURITIES CERTIFICATE
(For transfers pursuant to § 3.05(h)(iv) and (vii) of this Indenture)
The Bank of New York
One Canada Square
London E14 5AL
England
Attn: •
     Re: [• %][Dollar] [Sterling] Notes due of BSkyB Finance UK plc (the “Securities”)
     Reference is made to the Indenture, dated as of October 20, 2005 (the “Indenture”), among BSkyB Finance UK plc (the “Issuer”), British Sky Broadcasting Group plc, British Sky Broadcasting Limited and Sky Subscribers Limited (the “Guarantors”) and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.
     This certificate relates to [$                     ] [£                     ] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
[CUSIP No(s).                                         ]
[COMMON CODE No(s).
ISIN No(s).                                              ]
CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified that:
     (a) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:
     (i) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and
     (ii) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.
     (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
     (i) the transfer is occurring after October 20, 2006 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
     (ii) the transfer is occurring after October 20, 2007 and the Owner is not, and during the preceding three months has not been, an affiliate of the BSkyB Group.
     This certificate and the statements contained herein are made for your benefit and the benefit of the BSkyB Group and the Purchasers.
     Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

CITY OF LONDON	)
) ss.:
ENGLAND	)
     I, David J. Gormley, Company Secretary of BSkyB Finance UK plc, do hereby certify, in such capacity, that David Jeremy Darroch is a duly elected, qualified and acting director of of BSkyB Finance UK plc and that the signature appearing in this Indenture is his genuine signature and that he signed his name thereto by the authority of the Board of Directors of BSkyB Finance UK plc.
     IN WITNESS WHEREOF, I have executed this certification this 20th day of October 2005.

Name: David J. Gormley
Title: Company Secretary

CITY OF LONDON	)
) ss.:
ENGLAND	)
     I, David J. Gormley,Company Secretary of British Sky Broadcasting Group plc, do hereby certify, in such capacity, that David Jeremy Darroch is a duly elected, qualified and acting director of British Sky Broadcasting Group plc and that the signature appearing in this Indenture is his genuine signature and that he signed his name thereto by the authority of the Board of Directors of British Sky Broadcasting Group plc.
     IN WITNESS WHEREOF, I have executed this certification this 20th day of October 2005.

Name: David J. Gormley
Title: Company Secretary

CITY OF LONDON	)
) ss.:
ENGLAND	)
     I, David J. Gormley,Company Secretary of British Sky Broadcasting Limited, do hereby certify, in such capacity, that David Jeremy Darroch is a duly elected, qualified and acting director of British Sky Broadcasting Limited and that the signature appearing in this Indenture is his genuine signature and that he signed his name thereto by the authority of the Board of Directors of British Sky Broadcasting Limited.
     IN WITNESS WHEREOF, I have executed this certification this 20th day of October 2005.

Name: David J. Gormley
Title: Company Secretary

CITY OF LONDON	)
) ss.:
ENGLAND	)
     I, David J. Gormley, Company Secretary of Sky Subscribers Services Limited, do hereby certify, in such capacity, that David Jeremy Darroch is a duly elected, qualified and acting director of Sky Subscribers Services Limited and that the signature appearing in this Indenture is his genuine signature and that he signed his name thereto by the authority of the Board of Directors of Sky Subscribers Services Limited.
     IN WITNESS WHEREOF, I have executed this certification this 20th day of October 2005.

Name: David J. Gormley
Title: Company Secretary

D-4